Filed Pursuant to Rule 424(b)(3)

Registration No. 333-169119

Prospectus Supplement to the Prospectus dated August 31, 2010

BARCLAYS BANK PLC
GLOBAL MEDIUM-TERM NOTES, SERIES A
UNIVERSAL WARRANTS

All Asset Classes and Structures Under One RoofSM

We will give you the specific terms of the notes and warrants (each, a “security” and together, the “securities”) we are offering in pricing supplements. In some cases, we may also set forth additional terms of the securities in product supplements, and we may also describe certain of the potential indices to which the securities are linked in a prospectus supplement, which we refer to as an “index supplement”. You should read this prospectus supplement, the related prospectus dated August 31, 2010, the applicable product supplement(s), if any, the applicable index supplement and the applicable pricing supplement carefully before you invest. If the terms described in the applicable product supplement are different or inconsistent with those described herein, in the prospectus or in the index supplement, the terms described in the applicable product supplement will supersede. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, in the prospectus, in the index supplement or in the applicable product supplement, if any, the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

The Securities

Reference Asset

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Listing

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any U.S. securities exchange or quotation system.

Global Medium-Term Notes, Series A

Principal Protection

The applicable pricing supplement may specify whether your principal investment in the notes is characterized as being fully protected, partially protected, contingently protected or not protected. Any feature characterized as principal protection that may be applicable to your notes relates solely to the final level, value or price of the reference asset, and your return on your investment remains subject to the creditworthiness of Barclays Bank PLC.

Principal Payment at Maturity

If you hold your notes to maturity, for each note you will receive a cash payment that may be more or less than the principal amount of each note based upon the value of the reference asset and as described in the applicable pricing supplement.

Interest Rates and Interest Payments

The notes may have a rate of interest based on (1) one or more reference assets, (2) a fixed amount or rate or (3) movements in the level, value or price or other events relating to one or more reference assets.

Maturity Date

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Redemption, Repayment, Repurchase or Exchange

Terms of specific notes may permit or require redemption for cash or one or more reference assets at our option or at your option. The notes may permit or require repayment or repurchase at our option or at your option. The notes may be optionally or mandatorily exchangeable for cash or one or more reference assets.

Universal Warrants

Type of Warrant

The applicable pricing supplement will specify whether the warrants are call warrants, put warrants or any other type of warrant, and whether the warrants may be settled by means of net cash settlement or cashless exercise.

Payment or Delivery upon Exercise

If you exercise your warrants on the exercise date or during the exercise period, as applicable, for each warrant you will receive a cash payment or warrant property that may be worth more or less than the issue price of your warrant based upon the value of the reference asset and as described in the applicable pricing supplement.

Exercise Date or Exercise Period

The applicable pricing supplement will specify the exercise date or exercise period, as applicable.

Denominations

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in minimum denominations of 100 warrants, increased in multiples of 100.

Redemption or Repurchase

Terms of specific warrants may permit or require redemption or repurchase for cash or warrant property at our option.

See “Risk Factors” beginning on page S-5 of this prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this prospectus supplement, the prospectus, the index supplement, the applicable pricing supplement and the applicable product supplement in connection with offers and sales of the securities in market-making transactions.

All Asset Classes and Structures Under One RoofSM, Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Patent Pending

BofA Merrill Lynch

August 31, 2010

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-5
DESCRIPTION OF MEDIUM-TERM NOTES	S-27
TERMS OF THE NOTES	S-32
INTEREST MECHANICS	S-38
CERTAIN FEATURES OF THE NOTES	S-41
DESCRIPTION OF UNIVERSAL WARRANTS	S-49
TERMS OF THE WARRANTS	S-54
CERTAIN FEATURES OF THE WARRANTS	S-58
REFERENCE ASSETS	S-63
CLEARANCE AND SETTLEMENT	S-105
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-110
PLAN OF DISTRIBUTION	S-112
CONFLICTS OF INTEREST	S-114
USE OF PROCEEDS AND HEDGING	S-120
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-120
VALIDITY OF SECURITIES	S-136

PROSPECTUS
FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	72
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

i

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

United Kingdom. This document is for distribution only to persons who (1) have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area. This prospectus supplement has been prepared on the basis that all offers of securities made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make any offer within the EEA of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to produce a prospectus for such offer. Neither Barclays Bank PLC nor any underwriter, dealer or agent has authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for Barclays Bank PLC or any underwriter, dealer or agent to publish a prospectus for such offer.

SUMMARY

The Barclays Bank Group

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services, with an extensive international presence in Europe, the Americas, Africa and Asia. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

You may contact our principal executive offices at 1 Churchill Place, London, E14 5HP, England. Our telephone number is 011-44-20-7116-1000.

In this prospectus supplement, unless the context otherwise requires, “we”, “us” and “our” mean Barclays Bank PLC and references to “$” are to U.S. dollars.

Overview of the Securities

This section summarizes the material terms that will apply generally to the securities issued as part of a series. Each particular security will have financial and other terms specific to it. Some of those terms as pertaining to the notes are described below under the captions “Terms of the Notes”, “Interest Mechanics”, “Certain Features of the Notes” and “Reference Assets”, and certain of those terms as pertaining to the warrants are described below under the captions “Terms of the Warrants”, “Certain Features of the Warrants” and “Reference Assets”. The specific terms of each security issuance will be described in a pricing supplement that will accompany this prospectus supplement and the prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your security as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

Types of Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement. See “Certain Features of the Notes”, “Certain Features of the Warrants” and “Reference Assets” in this prospectus supplement.

Under no circumstances will we offer or issue warrants for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Medium-Term Notes

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities”. The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and the relevant pricing supplement in order to understand the terms of the notes.

The Notes Will Be Issued Under the Senior Debt Indenture

The notes are governed by the senior debt indenture between us and The Bank of New York Mellon, which acts as trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The senior debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in those amounts, at those times and on those terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our Global Medium-Term Notes, Series A, and from debt securities of other series, in their terms. When we refer to “the notes”, “the medium-term notes” or “these notes”, we mean our Global Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the senior debt indenture. When we refer to a “class” of the medium-term notes, we mean notes of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Notes—Reissuances or Reopened Issues”, resulting in notes with different issue dates, but otherwise the same terms.

Amounts That We May Issue

The senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate principal amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional notes having those terms. We intend to issue notes initially in an amount having the aggregate offering price specified on the cover of the applicable pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the senior debt indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

This Section Is Only a Summary

The senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. The senior debt indenture and the notes are governed by New York law. A copy of the senior debt indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as part of our registration statement. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and the senior debt indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the senior debt indenture and your note. They do not, however, describe every aspect of the senior debt indenture and your note. For example, in the section entitled “Description of Medium-Term Notes” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the senior debt indenture, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest coupons;

•	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Universal Warrants

The warrants described in this prospectus supplement are a separate series of our warrants. We summarize various terms that apply generally to our warrants, including the warrants described in this prospectus supplement, in the accompanying prospectus under the caption “Description of Warrants”. The following description of the universal warrants supplements that description of the warrants. Consequently, you should read this prospectus supplement together with the accompanying prospectus and pricing supplement in order to understand the terms of the universal warrants.

The Warrants Will Be Issued Under a Warrant Indenture or Warrant Agreement

The warrants are governed either by the warrant indenture between us and The Bank of New York Mellon, which acts as trustee, or a warrant agreement between us and the applicable warrant agent.

The trustee acting pursuant to the warrant indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Warrants” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices or transferring warrant property, as applicable.

The warrant agent acting pursuant to a warrant agreement will act as agent in connection with the warrants issued under that agreement.

We May Issue Other Series of Warrants

The warrant indenture or warrant agreement, as applicable, permits us to issue different series of warrants from time to time. We may issue warrants in those quantities, at those times and on those terms as we wish. The warrants may differ from one another, and from warrants of other series, in their terms. When we refer herein to “the warrants”, “universal warrants” or “these warrants”, we mean our universal warrants. When we refer to a “series” of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to a “class” of the warrants, we mean warrants of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Warrants—Reissuances or Reopened Issues”, resulting in warrants with different issue dates, but otherwise the same terms.

Amounts That We May Issue

Neither the warrant indenture nor the warrant agreement limits the aggregate number of warrants that we may issue. Nor does the warrant indenture or the warrant agreement limit the number of series or the aggregate number of any particular series that we may issue. Also, if we issue warrants having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional warrants having those terms. We intend to issue universal warrants initially in the aggregate number specified on the cover of the applicable pricing supplement. However, we may issue additional universal warrants in numbers that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell warrants in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The warrant indenture, warrant agreement and the warrants do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the warrants, the warrant indenture or warrant agreement, except as described under “Description of Warrants” in the accompanying prospectus.

This Section Is Only a Summary

The warrant indenture or warrant agreement, as applicable, and their respective associated documents, including your warrant, contain the full legal text of the matters described in this section and your pricing supplement. The warrant indenture or warrant agreement, as applicable, and the warrant, are governed by New York law. Copies of the form of warrant indenture and the form of warrant agreement have been filed with the SEC as part of our registration statement. The specific warrant agreement under which we issue any warrants will be filed with the SEC either as an exhibit to an amendment to the registration statement or as an exhibit to a current report on Form 6-K.

See “Further Information” in the accompanying prospectus for information on how to obtain a copy of the warrant indenture or warrant agreement. Investors should carefully read the description of the terms and provisions of our warrants, the warrant indenture and the warrant agreement under “Description of Warrants” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the warrant indenture or warrant agreement, as applicable, and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in the section entitled “Description of Universal Warrants” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Warrants

Unless otherwise specified in the applicable pricing supplement, your warrant will be issued:

•	in registered form;

•	in authorized denominations of 100 and integral multiples thereof;

•	in book-entry form, represented by a global warrant or a master global warrant.

You should read the section “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, will have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., as administered by the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 2720”). Consequently, any such offering will be conducted in compliance with the provisions of Rule 2720. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the prospectus. Please note that this Risk Factors section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude and longevity of these risks and their influence on the value of, or the payments made on or settlement of obligations with respect to, the securities. You should not purchase the securities unless you understand and can bear these investment risks.

Risks Relating to All Securities

(1)	The securities are intended to be held to maturity or to the relevant exercise date or period, as applicable.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable. You should be willing to hold your securities to maturity or to the relevant exercise date or period.

(2)	There may not be any secondary market for your securities.

Upon issuance, the securities will not have an established trading market. We cannot assure you that a trading market for the securities will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of securities on a national securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the securities, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate, Barclays Capital Inc., may make a market for the securities, it is not required to do so. If the securities are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities. Therefore, you must be willing and able to hold the securities until maturity or until the relevant exercise date or period, as applicable.

(3)	Price or other movements in the reference assets and their components are unpredictable, and levels of market volatility in recent periods have been unprecedented.

Movements in the levels, values or prices of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. Moreover, the global capital, credit and commodity markets have experienced volatility and disruption since August 2007, and such volatility and disruption reached unprecedented levels in the months following September 2008. In some cases throughout this period, the markets produced downward pressure on stock prices and the credit capacity for certain issuers of the reference assets without regard to those issuers’ underlying financial strength. As a result, in the type of environment since August 2007, it is impossible to predict whether the levels, values or prices of the reference assets will rise or fall during the term of the securities. Changes in the levels, values or prices will determine the amount of interest, payments at maturity, or other amounts payable on your notes, and the amount of money payable, or warrant property deliverable, in respect of your warrants. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes, and may result in your warrants having little or no settlement value. There can be no assurance that recent unprecedented levels of volatility, or periods of sudden and dramatic price increases or declines, will not continue or recur. As the securities are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the securities, may not receive any interest (in the case of notes only) or may experience other losses in connection with your investment in the securities.

(4)	The historical or hypothetical performance of the reference asset is not an indication of future performance.

The historical or hypothetical performance of the reference asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the securities, in particular in the environment in recent periods which has been characterized by unprecedented volatility across a wide range of asset classes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

(5)	You must rely on your own evaluation of the merits of an investment in the securities.

In connection with your purchase of the securities, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the securities.

(6)	The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, your only alternative, in the absence of any applicable repayment at the option of the holder provisions, would be to sell them. At that time, there may be an illiquid market for the securities or no market at all. Even if you were able to sell your securities, there are many factors outside of our control that may affect their market value. We believe that the market value of your securities will be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, our financial condition and credit ratings, the supply of and demand for the securities and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, may be substantially less than the amount you originally invested depending upon the level, value or price of the reference asset at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the securities to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

•

Reference asset performance. We expect that the market value of the securities prior to maturity or prior to the relevant exercise date or period, as applicable, will depend substantially on the current level (or in some cases, performance since the date on which the securities price) of the reference asset relative to its initial level, value or price. If you decide to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, when the current level, price or value of the reference asset at the time of sale is favorable relative to its initial level, value or price, you may nonetheless receive substantially less than the amount that would be payable at maturity or at the payment or settlement date based on that level, value or price because of expectations that the level, value or price will continue to fluctuate until the final level, value or price is determined.

•

Volatility of the reference asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference assets or their components increases or decreases, the market value of the securities may be adversely affected.

•

Interest rates. We expect that the market value of the securities will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the components of the reference asset, which would affect the market value of the securities.

•

Supply and Demand for the Securities. We expect that the market value of the securities will be affected by the supply of and demand for the securities. In general, if the supply of the securities decreases and/or the demand for the securities increases, the market value of the securities may increase. Alternatively, if the supply of the securities increases and/or the demand for the securities decreases, the market value of the securities may be adversely affected. The supply of the securities, and therefore the market value of the securities, may be affected by inventory positions held by Barclays Capital Inc., Barclays Bank PLC or any market maker.

•

Exercise or Redemption Rights and Call Rights. Your right to redeem the notes or our right to call the notes or the warrants, as applicable, may affect the market value of the relevant securities. Generally, the grant of a redemption right to noteholders may enhance the market value of the notes, while a call right by us, in the case of both notes and warrants, may adversely affect the market value of such securities.

•

Our financial condition, credit ratings and results of operations. Actual or anticipated changes in our financial condition, current credit ratings or results of operations may significantly affect the market value of the securities. The significant difficulties experienced in the global financial system since August 2007 and resulting lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, credit ratings and results of operations. However, because the return on the securities is dependent upon factors in addition to our ability to pay or settle our obligations under the securities (such as the current level, value or price of the reference asset), an improvement in our financial condition, credit ratings or results of operations is not expected to have a positive effect on the market value of the securities. These credit ratings relate only to our creditworthiness, do not affect or enhance the performance of the securities and are not indicative of the risks associated with the securities or an investment in the reference asset. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

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Time remaining to maturity or to the expiration date. A “time premium” results from expectations concerning the level, value or price of the reference asset during the period prior to the maturity date of the notes or prior to the expiration date of the warrants. As the time remaining to the maturity date of the notes or to the expiration date of the warrants decreases, this time premium will likely decrease, potentially adversely affecting the market value of the securities. As the time remaining to maturity or to the expiration date, as applicable, decreases, the market value of the securities may be less sensitive to the volatility in the components of the reference asset.

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Events affecting or involving the reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of the reference assets and their components, and real or anticipated changes in those factors, also may affect the market value of the securities. For example, for reference assets composed of equity securities, the financial condition and earnings results of a component of the reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the securities. In addition, speculative trading by third parties in the reference asset could significantly increase or decrease the level, value or price of the reference asset, thereby exposing the reference asset to additional volatility which could affect the market value of the securities.

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Agent’s commission and cost of hedging. The initial public offering price of the securities includes the agent’s commission or discount, if any, and may reflect the estimated cost of hedging our obligations under the securities. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which we (or our affiliates) will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and could result in a substantial loss to you. In addition, any secondary market prices may differ from values determined by pricing models used by us or our affiliates, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates realizing a profit, even if the market value of the securities declines.

The effect of one of the factors specified above may offset some or all of any change in the market value of the securities attributable to another factor.

(7)	The securities are not insured against loss by any third parties.

The securities will be solely our obligations, and no other entity will have any payment or settlement obligations, contingent or otherwise, in respect of the securities. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(8)	The securities are not insured by the FDIC.

The securities are not deposit liabilities of Barclays Bank PLC and neither the securities nor your investment in the securities are insured by the FDIC or any other governmental agency of the United States, United Kingdom or any other jurisdiction. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(9)	There are no security interests in the securities or other financial instruments held by Barclays Bank PLC.

Neither the indenture governing the notes nor the warrant indenture or warrant agreement governing the warrants contains any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the securities. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the securities. The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

(10)	Reported levels, values and prices of reference assets and their components may be based on non-current information.

If trading is interrupted in the reference assets or any of their components, publicly available information regarding the level, value or price of the reference asset may be based on the last reported levels, values or prices. As a result, publicly available information regarding reported levels, values or prices of the reference assets or their components may at times be based on non-current information.

(11)	The reference assets or their components may trade around-the-clock; however, if a secondary market develops, the securities may trade only during regular trading hours in the United States.

If the market for the reference assets or their components is a global, around-the-clock market, the hours of trading for the securities may not conform to the hours during which the reference assets or their components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the reference assets or their components that will not be reflected immediately in the price of the securities. There may not be any systematic reporting of last-sale or similar information for the reference assets or their components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the reference assets or their components.

(12)	The calculation agent may postpone the determination of the amount you receive during the term of the securities or at maturity or at the payment or settlement date, as applicable, if a market disruption event occurs.

In some cases, the securities may be linked to a reference asset where a valuation date, observation date or averaging date, as applicable (collectively referred to herein as a “valuation date”, and which is described in “Certain Features of the Notes—Valuation Dates, Observation Dates or Averaging Dates” and in “Certain Features of the Warrants—Valuation Dates, Observation Dates or Averaging Dates” below), may be postponed if the calculation agent determines that a market disruption event (described in “Reference Assets” below) has occurred or is continuing on that valuation date. If that type of postponement occurs, the calculation agent will determine the closing level, value, price or other amount with respect to that valuation date on the first succeeding scheduled trading day on which no market disruption event occurs or is continuing, provided that the valuation date will not be postponed by more than five scheduled trading days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level, value or price of the reference asset after the originally scheduled valuation date.

(13)	The material U.S. federal income tax consequences of an investment in some types of securities are uncertain.

There is no direct legal authority as to the proper tax treatment of some types of securities, and therefore significant aspects of the tax treatment of some types of securities are uncertain, as to both the timing and character of any inclusion in income in respect of your securities. The applicable pricing supplement will provide further detailed information as to the tax treatment of your securities. We urge you to consult your tax advisor as to the tax consequences of your investment in a security.

On December 7, 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of notes classified as pre-paid forward or executory contracts. According to the notice, the IRS and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. We intend to treat such notes for U.S. federal income tax purposes in accordance with the treatment described in this prospectus supplement under “Certain U.S. Federal Income Tax Considerations” unless and until such time as the IRS and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations”. A description of the U.S. federal income tax consequences of your investment in a warrant and the related risks will be included in the applicable pricing supplement.

(14)	We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent will make determinations and judgments in connection with valuing the reference asset and calculating adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified as well as determining whether a market disruption event or force majeure event has occurred. You should refer to “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”. Because we or one of our affiliates could serve as the calculation agent, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

(15)	Trading and other transactions by us or our affiliates could affect the levels, values or prices of reference assets and their components, the market value of the securities, the amount of interest, principal or other amounts payable on your notes and the amount of money or warrant property payable or deliverable in respect of your warrants.

In connection with our normal business practices or in connection with hedging our obligations under the securities, we and our affiliates may from time to time buy or sell the reference assets and their components, or similar instruments, or derivative instruments relating to the reference assets or their components. These trading activities may present a conflict of interest between your interest in the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the levels, values or prices of the reference assets in a manner that would decrease the market value of the securities prior to maturity or prior to the relevant exercise date or period, or the amount you would receive at maturity or at the payment or settlement date. To the extent that we or any of our affiliates have a hedge position in the reference assets or their components, or in a derivative or synthetic instrument related to the reference assets or their components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the securities. This activity may affect the amount payable at maturity, any amount of money or warrant property payable or deliverable at the payment or settlement date, or the market value of the securities in a manner that would be adverse to your investment in the securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of those hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the securities. We or any of our affiliates may hold or resell any such position in the securities.

(16)	The securities may be subject to an investor fee and other costs.

The securities may be subject to an investor fee and other costs as specified in the applicable pricing supplement. Because the investor fee and any applicable costs reduce the amount of your return at maturity or at the payment or settlement date, as applicable, the value of the relevant reference asset must increase significantly (or for certain securities such as bear notes and put warrants, decrease significantly) in order for you to receive, in the case of notes, at least the principal amount of your investment at maturity or upon redemption, or for you to receive any return on your investment in the warrants. If the value of the reference asset decreases or does not increase sufficiently (or for certain securities such as bear notes and put warrants, increases or does not decrease sufficiently) to offset the investor fee and any applicable costs, you may receive less than the principal amount of your investment at maturity or upon redemption, in the case of notes, or you may receive little or no return on your investment in the warrants.

(17)	Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the levels, values or prices of the reference assets or their components and, therefore, the market value of the securities. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the securities, you should investigate the reference asset and not rely on our views with respect to future movements in the reference assets and their components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the securities.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, we or our affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

(18)	Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the securities to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. In this situation, Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the securities.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the securities to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the securities to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of securities by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the securities through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

(19)	We cannot control actions by the sponsors or issuers of the reference assets.

Actions by any sponsor or issuer of the reference asset may have an adverse effect on the price of the reference asset and therefore on the market value of the securities. Unless otherwise specified in the applicable pricing supplement, no sponsor or issuer will be involved with the administration, marketing or trading of the securities and no sponsor will have any obligations with respect to the amounts to be paid or delivered to you, including on any interest payment date or on the maturity date of the notes or on the payment or settlement date of the warrants, as applicable, or to consider your interests as an owner of securities when it takes any actions that might affect the market value of the securities. No sponsor will receive any of the proceeds of any security offering and no sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsors or issuers of the reference assets (except for the licensing arrangements, if any, discussed in this prospectus supplement, the applicable pricing supplement or any index supplement), and we have no ability to control or predict their actions. These actions could include mergers or tender offers in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by such sponsor or issuer of that disclosure. However, we may currently, or in the future, engage in business with the sponsors or issuers. Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsors or issuers of the reference assets, whether the information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference assets and their sponsors or issuers.

(20)	No research recommendation on your securities.

Although Barclays Bank PLC or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference assets, neither Barclays Bank PLC nor any of its subsidiaries or affiliates publishes research on, or assigns a research recommendation to, your securities.

(21)	You have no recourse to the sponsor or issuer of the reference asset or any components of the reference asset.

Your investment in the securities will not give you any rights against any sponsor or any issuer of the reference asset or any components of the reference asset, including any sponsor that may determine or publish the level, value or price of the reference asset and any issuer that may otherwise affect the level, value or price of the reference asset.

(22)	Changes in methodology of the sponsor of a certain reference asset, or changes in laws or regulations, may affect the market value of the securities, the payment of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

The sponsor of a reference asset may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the level, value or price of the reference asset or a component of the reference asset. Any change of that kind which causes a change in the level, value or price of the reference asset could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

In addition, levels, values or prices of the reference assets could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. For example, direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). Governments may also seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Any of these events could adversely affect the level, value or price of the reference asset and, correspondingly, could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(23)	Any of the indices comprising the reference assets may be discontinued; the manner in which the reference assets are calculated may change in the future and the instruments comprising the components of the indices, or their respective weights, may change.

There can be no assurances that the reference assets will continue or the method by which the reference assets are calculated will remain unchanged. Changes in the method by which the reference assets are calculated could change the level of the reference asset and, as a consequence, adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants, and the market value of your securities. In addition, if the reference asset is discontinued or altered, a substitute index may be employed to calculate the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants. This substitution may adversely affect the market value of the securities.

Further, the sponsors of reference assets that are indices can add, delete or substitute the instruments comprising the components of the reference assets or make other methodological changes that could adversely change the levels of the reference assets and, therefore, the market value of the securities. You should realize that changes in the components of the reference asset may affect the reference asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces. We have no control over the way the reference assets are calculated by the sponsors.

(24)	Any discontinuance or suspension of calculation or publication of the closing level or price of the reference asset may adversely affect the market value of the securities, the amount you will receive at maturity of the notes, and the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants.

If the calculation or publication of the closing level or price of the reference asset is discontinued or suspended, and the discontinuance or suspension is continuing on a valuation date, it may become difficult for the calculation agent to determine accurately the level or price for that respective date and the amount of interest or other amounts payable or deliverable determined on such date. If the discontinuance or suspension is continuing on the final valuation date, final observation date or final averaging date (collectively referred to herein as the “final valuation date” and described under “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date” and “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date” below), it may become difficult for the calculation agent to determine accurately the amount of interest or amounts payable at maturity of the notes, or the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants. In these situations, the calculation agent will follow a substitute procedure to determine the most appropriate payment or settlement value as described in this prospectus supplement (for example, as described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds—Discontinuance of the Exchange-Traded Fund”) or in the applicable pricing supplement.

Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds

(25)	Equity market risks may affect the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

If the reference asset is an index that includes one or more equity securities or is an exchange-traded fund that tracks such an index, we expect that the reference asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s) of its component stocks, the value of common stocks generally and other factors. The financial condition of the issuer(s) of the components of the reference asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the level of the reference asset and thus in the market value of the securities. Common stocks are susceptible to general equity market fluctuations, to speculative trading by third parties and to volatile increases and decreases in value as market confidence in and perceptions regarding the security or securities comprising a reference asset change. Investor perceptions regarding the issuer of an equity security comprising a reference asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.

(26)	You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the reference asset.

Investing in the securities will not make you a holder of the security or securities comprising the reference asset. Neither you nor any other holder or owner of the securities will have any voting rights, any right to receive dividends or other distributions, or any other rights with respect to any property or securities of any issuer or with respect to any security or securities comprising the reference asset.

(27)	Payments on the securities will not reflect dividends on any of the securities underlying the reference asset.

Payments on the securities at maturity or at the payment or settlement date, as applicable, do not reflect the payment of dividends on any of the common stocks underlying the reference asset. Therefore, the yield derived from an investment in the securities will not be the same as if you had purchased the common stocks underlying the reference asset and held them for a similar period.

(28)	We obtained the information about the sponsor or issuer of the reference asset from public filings.

We have derived all information in this prospectus supplement or the applicable pricing supplement about the sponsor or issuer of the reference asset from publicly available documents. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the sponsor or issuer of the reference asset in connection with the offering of the securities. We do not make any representation that any publicly available document or any other publicly available information about the sponsor or issuer of the reference asset is accurate or complete. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement or the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level, value or price of the reference asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the sponsor or issuer of reference asset could affect the value you will receive during the term of the securities or at maturity or at the payment or settlement date and, therefore, the market value of the securities.

(29)	Any of the issuers of the securities comprising the reference assets may perform an action that could adversely affect the market value of the securities.

The calculation agent may adjust any date, price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable for stock splits, mergers, tender offers, reverse stock splits, stock dividends, extraordinary dividends and other corporate events that affect the capital structure of the issuer of the equity security comprising the reference asset, as well as for certain actions taken by any depositary for the reference asset (e.g., American depositary shares) that affect the reference asset in the situations and in the manner described in “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in this prospectus supplement. However, the calculation agent is not required to make an adjustment for every corporate event that may affect the reference asset or any component of the reference asset. Any of the above events or other actions by the issuer of the reference asset or a third party may adversely affect the market value of the reference asset and, therefore, adversely affect the market value of the securities.

(30)	Reference assets or their components traded in an international market may be subject to additional risk.

The levels, values, prices and performance of reference assets and their components traded in international markets may be affected by political, economic, financial and social factors in the relevant international market. In addition, recent or future changes in a particular country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets. Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

(31)	Time differences between the domestic and international markets and New York City may create discrepancies in the market value of the securities if the reference assets or their components primarily trade on international markets.

In the event that the reference assets or their components trade primarily on an international market, time differences between the domestic and international markets (e.g., New York City is currently five and 13 hours behind London and Tokyo, respectively) may result in discrepancies between the levels of the reference assets (or the prices of their components) and the market value of the securities. To the extent that U.S. markets are closed while markets for the reference assets or their components remain open, significant price or rate movements may take place in the reference assets or their components that will not be reflected immediately in the market value of the securities. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the levels of the reference assets (or the prices of their components) to remain unchanged for multiple trading days in New York City.

(32)	Your return may be affected by factors affecting international securities markets.

The reference asset may include, as a component, securities issued by international companies and may be denominated in a foreign currency. Investors should be aware that investments in reference assets linked to the value of international securities (or indices relating to those securities) might involve particular risks. The international securities comprising or relating to a reference asset may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets. Direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). In addition, governments may seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with international securities may include, but are not necessarily limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the reference assets or their components as well as the liquidity of the market for your securities and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(33)	The issuer of a security that serves as a reference asset could take actions that may adversely affect your security.

The issuer of a security that serves as the reference asset or a component of an index which is the reference asset for a security will have no involvement in the offer and sale of the security and no obligation to you, unless otherwise specified in the applicable pricing supplement. The issuer may take action, such as placing itself into bankruptcy or receivership or engaging in a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of that security, the reference asset or a component of the reference asset and, correspondingly, could adversely affect the market value of the security.

(34)	Securities linked to an exchange-traded fund may be subject to concentration risks

An exchange-traded fund which is the reference asset for a security may track the performance of the equity securities of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the securities may be concentrated in a single sector. Although your investment in the securities will not result in the ownership or other direct interest in the relevant equity securities underlying the exchange-traded fund, the return on your investment in the securities will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector, as applicable, represented by the relevant equity securities underlying the exchange-traded fund.

Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities

(35)	Prices of commodities are highly volatile and may change unpredictably.

Commodities prices are highly volatile and, in many sectors, experienced in the months following September 2008 unprecedented historical volatility. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the amount you will receive at maturity, and the amount of money or warrant property you will receive at the payment or settlement date.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some cases, and prices have experienced unprecedented volatility since that time. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities.

(36)	The prices of certain commodities may be subject to price ceilings.

Certain exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular futures contract, no trades may be made at a price above or below the limit price, as the case may be. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of the commodities comprising the reference asset and, therefore, could adversely affect the market value of the securities.

(37)	Suspensions or disruptions of market trading in the commodity markets and related futures markets may adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants and/or the market value of the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Certain exchanges, or the Commodity Futures Trading Commission, commonly referred to as the “CFTC”, could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect the amount of principal, interest or any other amounts payable on the notes, the amount of money or warrant property payable or deliverable in respect of the warrants and/or the market value of the securities.

(38)	Risks relating to trading of the reference assets and their components on international futures exchanges.

Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(39)	You will not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any commodity or futures contract relating to the reference assets or their components. Payments due on the securities will be made in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any commodity or futures contract relating to the reference assets or their components.

(40)	Your investment in securities linked to commodities or a basket or index of commodities will not entitle you to the regulatory protections of the CFTC or any other regulated futures exchange.

The net proceeds to be received by us from the sale of securities relating to one or more commodities or a basket of commodities (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

(41)	Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of certain securities and the amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

The commodities futures contracts that underlie certain securities are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the CFTC to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which are expected to be adopted by January 2011, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the securities. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie certain securities, which could adversely affect the prices of such contracts and, in turn, the market value of the securities, the amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices. Furthermore, in these circumstances, if so specified in the applicable pricing supplement, we, at our election, may redeem the securities.

(42)	The level of reference assets or the levels, values or prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The levels of the reference assets or the prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. For example, certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made many developing countries, particularly China, disproportionately large users of commodities and has increased the extent to which the reference assets rely on the markets of these developing countries. Political, economic and other developments that affect these developing countries may affect the levels of the reference assets or the prices of their components and, thus, the market value of the securities. Because the reference assets may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in those countries could have a disproportionate impact on the levels of those reference assets or the prices of their components.

Additional Risks Relating to Securities with Reference Assets that are Currencies, an Index Containing Currencies, Shares or Other Interests in an Exchange-Traded Fund Invested in Currencies or Based in Part on Currencies

(43)	Securities relating to currencies may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Indian rupee) may be highly volatile and varies based on a number of interrelated factors, including the supply of and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(44)	You may not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any currency or futures contract relating to the reference assets or their components. The securities will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any currency or futures contract relating to the reference assets or their components.

(45)	The liquidity and market value of the securities, the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of the relevant sovereign governments.

Currency exchange rates of most economically developed nations are “floating”, meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including those of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the currency exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities relating to one or more foreign currencies is that their liquidity, their value and the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. There will be no adjustment or change in the terms of those securities in the event that currency exchange rates should become fixed, in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of any other development affecting the relevant currencies.

However, the government that issues that currency will also have no involvement in the offer and sale of the security and no obligations to you.

Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset

(46)	The basket may not be a recognized market index and may not accurately reflect global market performance.

The basket may not be a recognized market index and may be created solely for purposes of the offering of the securities and calculated solely during the term of the securities. In that instance, the level of the basket and, therefore, its performance will not be published as a separate index during the term of the securities. A basket might not be reflective of any particular market sector or economic measure but may instead represent a particular exposure created in connection with the particular offering of securities.

We may limit the percentage of commodities, interest rates or other reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. These limitations may adversely affect the performance of the basket and, as a result, the market value of the warrants and the amount of money or warrant property payable or deliverable in respect of the warrants.

(47)	Risks associated with the basket may adversely affect the market price of the securities.

Because the securities may be linked to changes in the values of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. An investment in these securities may carry risks similar to a concentrated investment in a limited number of industries or sectors. Baskets may also have weightings or methodologies that differ from those of indices and that could adversely affect the value of the baskets and of the related securities.

(48)	The components of the reference assets and the reference assets comprising the basket may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the components of the reference assets and the reference assets comprising the basket may not move in tandem with each other. At a time when the level, value or price of one or more of those instruments increases, the level, value or price of one or more of the other of those instruments may decline. Therefore, increases in the level, value or price of one or more of the components of the reference asset and the reference assets comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other components of the reference asset and the reference assets comprising the basket.

(49)	The basket may be highly concentrated in one or more geographic regions, industries or economic sectors.

The securities are subject to the downside risk of an investment in the basket, which may be highly concentrated in securities or other instruments representing a particular geographic region, industry or economic sector. These include the risks that the levels, values or prices of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference asset and the reference assets comprising the basket may decline, thereby adversely affecting the market value of the securities. If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the securities also will be concentrated in that industry or group of industries or economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the reference assets and the basket and, consequently, the market value of the securities may be adversely affected.

(50)	The correlation among the components comprising the basket may change.

Correlation is the term used to describe the relationship between the percentage change among the components comprising a basket. Changes in the correlation may adversely affect the market value of the securities.

Additional Risks Relating to Securities with More Than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset

(51)	Although the securities may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset.

While the security may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset. For example, the security may be linked to the reference asset that has exhibited the greatest percentage price decline or the lowest percentage price increase (if the final price of each reference asset is greater than its respective initial price). In either case, gains in any of the other reference assets will be irrelevant. Further, if the securities are linked to the worst performing reference asset among multiple reference assets, there may be a greater risk of your securities being linked to a poor performing reference asset, and therefore a greater risk of you losing some or all of your investment in notes, if your notes are not characterized as being principal protected, or your investment in call warrants. If your notes are characterized as being principal protected and the notes are linked to a poor performing reference asset, there may be a greater risk of you receiving no return in excess of your initial investment. If you hold put warrants linked to the best performing reference asset among multiple reference assets, there may be a greater risk of your warrants being linked to a high performing reference asset, and therefore a greater risk of you receiving little or no return on your warrants.

Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

(52)	The unavailability of foreign currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated securities will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert those specified currencies into U.S. dollars on a timely basis or at all.

(53)	Changes in foreign currency exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in securities denominated in a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and that volatility also could occur in the future. If a security is non-U.S. dollar denominated, changes in rates of exchange between the U.S. dollar and the relevant foreign currency could adversely affect the value of your security, and in the case of a note, could lower the effective yield of the note below its interest rate, and in some circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect currency exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated security. There can be no assurance that exchange controls will not restrict or prohibit payments in any of those currencies or currency units. Even if there are no actual exchange controls, it is possible that the specified currency for any particular security would not be available to make payments when due. In that event, unless otherwise specified in the applicable pricing supplement, we will repay that note or pay amounts due on the warrant in U.S. dollars on the basis of the most recently available currency exchange rate.

(54)	Non-U.S. dollar securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility or transferability restrictions, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your securities. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the currency exchange rate we would use for the securities would be determined in the manner described, in the case of notes, under “Description of Medium-Term Notes—Payment and Paying Agent”, and in the case of warrants, under “Description of Universal Warrants—Payment and Paying Agent”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

(55)	We will not adjust non-U.S. dollar securities to compensate for changes in currency exchange rates.

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar denominated security in the event of any change in currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

(56)	In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk.

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the currency exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, U.S. dollar-based investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar denominated security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap

(57)	Your gain on the securities at maturity or at the payment or settlement date, as applicable, will be limited to the maximum return, maximum rate, ceiling or cap.

Your payment or settlement at maturity or at the payment or settlement date, as applicable, is based on the return of the reference asset, which may be subject to the maximum return, maximum rate, ceiling or cap (collectively referred to herein as a “maximum return” and described under “Certain Features of the Notes—Maximum Return, Maximum Rate, Ceiling or Cap” and “Certain Features of the Warrants—Maximum Return, Maximum Rate, Ceiling or Cap” below). The maximum payment at maturity for each note, in the event that the maximum return is applicable, will be the sum of (1) the principal amount of the note and (2) the product of the principal amount of the note and the maximum return, regardless of the positive percentage increase of the reference asset or any of its components. The maximum payment or settlement at the payment or settlement date for each warrant, in the event that the maximum return is applicable, will be the sum of (1) the notional amount of the warrant and (2) the product of the notional amount of the warrant and the maximum return, regardless of the percentage change of the reference asset or any of its components.

Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level

(58)	The price at which you will be able to sell your securities prior to or at the maturity date or prior to or at the relevant exercise date or period, as applicable, will depend on whether the closing level, value or price of the reference asset ever exceeded or fell below the barrier level or percentage.

The market value of the securities will be affected if the closing level, value or price of the reference asset changes and if it ever approaches, exceeds or falls below the barrier level, barrier percentage or protection price (terms are described in “Terms of the Notes” and “Terms of the Warrants” below). This type of occurrence will mean, in the case of notes, that the principal amount of your notes is not protected, and in the case of both notes and warrants, you may receive less, and possibly significantly less, than the amount you invested.

Additional Risks Relating to Securities Which Contain a Multiplier

(59)	Changes in the levels, values and prices of the reference assets will intensify any changes to the reference asset.

If the principal, interest or any other amounts payable on the notes, or the amount of money or warrant property payable or deliverable in respect of the warrants, is dependent on a multiplier, movements in the levels, values and prices of reference assets during the term of the securities will be intensified. As a result, small changes in any of the reference assets are expected to have a greater effect than securities without a multiplier.

Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)

(60)	Market factors may influence whether we exercise our right to call or redeem the securities prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable.

It is possible that we will call or redeem the securities prior to the maturity date or prior to the exercise date or period, as applicable. If the securities are redeemed prior to their maturity date or prior to the exercise date or period, as applicable, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in securities with similar risk and yield as the notes or warrants. Your ability to realize market value appreciation is limited by our right to call the securities prior to the maturity date or prior to the exercise date or period, as applicable.

(61)	If subject to an automatic call, the appreciation potential of the securities is limited.

Any gain on the securities will be limited to the call premium, if any, applicable to the review date on which the securities are called, regardless of the appreciation of the reference asset, which may be greater than the applicable call premium. In addition, the automatic call feature of the securities may shorten the term of your investment.

Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection

(62)	The feature of the notes characterized as principal protection is subject to our creditworthiness and, as a result, you may lose some or all of your principal investment in the notes.

Although the principal amount of your investment in the notes may be characterized as being fully protected under the terms of the notes, any such feature remains subject to our creditworthiness. As a result, the principal, interest or any other amounts payable on the notes are subject to our creditworthiness, and you may lose some or all of your principal investment in the notes. For additional information regarding the impact of our creditworthiness on your investment in the notes, see “—The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested—Our financial condition, credit ratings and results of operations” in this section.

Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected

(63)	The principal amount of your investment in the notes is not protected against changes in the final level, value or price of the reference asset, and you may lose some or all of your principal.

Where notes are not characterized as being fully principal protected, the principal amount of your investment in the notes is not fully protected against changes in the final level, value or price of the reference asset, or is only partially protected or contingently protected, and you may receive less, and possibly significantly less, than the amount you invested. Changes in the final level, value or price of the reference asset could adversely affect the amount of principal, interest or any other amounts payable on your notes. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. This will be true even if the level, value or price of the reference asset as of some date or dates prior to the final valuation date may have been above the initial level, value or price, because the principal, interest and any other amounts payable on your notes will be calculated only on the basis of the levels, values or prices of the reference asset on the valuation dates subsequent to the initial valuation date. You should therefore be prepared to realize no return on your notes during their term or even a loss of all of your principal investment. In addition, even where the principal amount of your investment in the notes may be characterized as being partially protected or contingently protected, any such feature relates solely to the final level, value or price of the reference asset, and your return on your investment remains subject to our creditworthiness.

Additional Risks Relating to Notes Which Pay No Interest

(64)	Your yield may be lower than the yield on a standard debt security of comparable maturity.

You will not generally receive periodic payments of interest on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may therefore be less than that which would be payable on that type of conventional debt security. Therefore, the return of each note at maturity may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

(65)	You may receive a lesser amount of interest in the future.

Because the reference asset will be comprised of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future.

(66)	The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset will be comprised of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on debt securities with the same maturity issued by us or an issuer with the same credit rating.

(67)	The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset is comprised of or based in part on a floating interest rate, the notes may be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

(68)	If the notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right (described in “Certain Features of the Notes” below) will depend on movements in market interest rates compared to the applicable reference asset. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a periodic basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay to you at a rate equal to the applicable reference asset.

(69)	The interest rate on the notes could be zero.

We have no control over fluctuations in the levels of the reference assets. If the interest payments depend on a formula that uses the reference asset as a variable, certain values of the reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)

(70)	Changes in tax law and other specified laws may cause us to redeem the notes prior to the maturity date.

We may redeem the notes prior to their maturity date if a change in or amendment to tax laws and regulations requires us to pay additional amounts in respect of the principal, interest or any other amounts payable on the notes. See “Description of Debt Securities—Redemption” in the accompanying prospectus for more information. The redemption price will be equal to 100% of the principal amount on the notes being redeemed together with any accrued but unpaid interest. In addition, we may also specify in the relevant pricing supplement or free writing prospectus other circumstances involving a change in or amendment to laws and regulations that may entitle us to redeem the notes prior to their maturity. If the notes are redeemed, you may only be able to reinvest the redemption proceeds in securities with a lower yield.

Additional Risks Relating to Digital Notes

(71)	You will not participate in any appreciation in the value of the reference asset.

Some notes, which are sometimes referred to as “digital notes”, are notes that pay interest, if any, at maturity and that do not reflect the extent to which a reference asset appreciates. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. For example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. In this case, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

Additional Risks Relating to Notes Treated for U.S. Federal Income Tax Purposes as Contingent Payment Debt Instruments

(72)	You generally will be required to pay taxes on ordinary income over the term of notes treated as contingent payment debt instruments based on the comparable yield for such notes, even though you may not receive any payments from us prior to maturity.

If you are a U.S. individual or taxable entity and hold notes treated for U.S. Federal Income Tax purposes as contingent payment debt instruments, you generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for such notes, even though you may not receive any payments from us prior to maturity. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale or maturity of such notes will generally be ordinary income. If you are a secondary purchaser of such notes, the tax consequences to you may be different. For a more complete discussion of the tax consequences of investing in a note treated as a contingent payment debt instrument, please see the discussion below under “Certain U.S. Federal Income Tax Considerations—Contingent Payment Debt Instruments”. You should consult your tax advisor about your own tax situation.

Additional Risks Relating to Warrants

(73)	The warrants may expire worthless.

You will receive a cash payment or warrant property upon exercise (including automatic exercise, if applicable) only if the warrant has a settlement value greater than zero at that time. The settlement value will be greater than zero only if the value of the reference asset from the pricing date to the applicable valuation date is favorable. If the value of the reference asset is less than (or, in the case of put warrants, greater than) or equal to the initial value of the reference asset, the warrants will expire worthless. You should therefore be prepared to lose all or some of your investment in the warrants you purchase. In some cases you may not be able to determine, at the time of exercise of your warrant, the value of the reference asset that will be used in calculating the settlement value of your warrant. Therefore, you may be unable to determine the settlement value you are entitled to receive when making the decision to exercise that warrant. Potential profit or loss upon exercise (including automatic exercise, if applicable) of a warrant will be a function of the settlement value of that warrant, the purchase price of that warrant and any related transaction costs.

Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the reference asset in order to receive a positive return on your investment.

(74)	The return on the warrants may be significantly less than the return on conventional debt securities.

Your return on the warrants may be less than the return you could earn on other investments. Because the settlement amount may be equal to or less than the issue price, the effective yield to maturity on the warrants may be less than that which would be payable on a conventional fixed rate debt security with the same maturity issued by a company with a credit rating comparable to ours. Furthermore, any return may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

(75)	The warrants are suitable only for investors with options-approved accounts.

The warrants will be sold only to investors with options-approved accounts. You should therefore be experienced with respect to options and options transactions and you should reach an investment decision with respect to the warrants only after carefully considering the suitability of the warrants in light of their particular circumstances. The warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the Uniform Transfers/Gifts to Minors Act.

(76)	The warrants are not standardized options issued by the Options Clearing Corporation.

The warrants are not standardized options of the type issued by the Options Clearing Corporation (“OCC”), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, you must look solely to Barclays Bank PLC for performance of its obligations to pay or deliver the amount of money or warrant property payable or deliverable, if any, on the payment or settlement date of the applicable warrants. Further, the market for warrants is not expected to be as liquid as the market for OCC standardized options.

Additional Risks Relating to Digital Warrants

(77)	You will not participate in any appreciation in the value of the reference asset.

Some warrants, which are sometimes referred to as “digital warrants”, are warrants that entitle holders to receive a certain amount of money or warrant property only if the reference asset has achieved certain levels, values or prices that do not reflect the extent to which a reference asset appreciates or depreciates. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. You may earn significantly less by investing in the warrants than you would have earned by investing directly in the reference asset.

DESCRIPTION OF MEDIUM-TERM NOTES

Payment and Paying Agent

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable on your notes. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of note.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at The Depository Trust Company (“DTC”), are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars you will not have the right to elect to receive payment in that other currency. If your pricing supplement indicates that you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, which shall be specified in your pricing supplement, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in that other currency.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Payment and Paying Agent—Payments Due in Non-U.S. Dollar Currencies—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. (If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.)

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount payable in respect of your notes at maturity, the price, value or level of the reference asset, market disruption events, early redemption events, business days, the default amount upon any acceleration (only in the case of an event of default under the senior debt indenture), the maturity date, any optional redemption date, the interest rate and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee who will, to the extent it is required to under the senior debt indenture, notify each holder, or in the case of global notes, the depositary, as holder of the global notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	stated principal amount,

•	the initial valuation date or other date on which the notes price,

•	settlement date and original issue date,

•	valuation dates, observation dates or averaging dates, if any,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•	buffer percentage or buffer level, if any,

•	payment at maturity, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such payment,

•

to the extent the notes are exchangeable for reference assets, the specified property or the cash value of the specified property the holder may receive at the specified currency exchange rate, at maturity or otherwise,

•	business day, business day convention and day count convention,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the notes,

•	denominations of the notes,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	repayment at the option of the note holder, if any,

•	special requirements for optional repayment of global notes, if any,

•	the specified currency and the currency in which the interest will be payable if not U.S. dollars,

•	whether or not the notes will be listed,

•

for notes that pay interest, information concerning the related fixed or floating rate, any spread and any other terms relating to the particular method of calculating the interest rate for the note, and

•	any other applicable terms.

TERMS OF THE NOTES

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

To the extent the amounts payable on the notes are based on a reference asset or formula other than the those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected. If your notes are partially protected or contingently protected, the applicable pricing supplement will specify the “buffer level”, “buffer percentage” or “protection price” described below. If your principal investment is not principal protected, you may receive less, and possibly significantly less, than the amount you invested. When we say that your principal investment in the notes is “protected”, we mean that your principal investment is protected against changes in the value of the reference asset. This does not mean that your principal investment in the notes is protected in the event that we are unable to pay or settle our obligations. See “Risk Factors—Risks Relating to All Securities—The securities are not insured against loss by any third parties”, “—The securities are not insured by the FDIC”, “—Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection—The feature of the notes characterized as principal protection is subject to our creditworthiness and, as a result, you may lose some or all of your principal investment in the notes” and “—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected—The principal amount of your investment in the notes is not protected against changes in the final level, value or price of the reference asset, and you may lose some or all of your principal”.

Payment at Maturity

The applicable pricing supplement will detail the payment at maturity. The payment at maturity may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Interest

The applicable pricing supplement will specify whether the notes bear interest. If applicable, interest will accrue on the notes from the original issue date or any other date specified in the applicable pricing supplement either at a fixed rate or floating rate or at a rate based on a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics” below.

Exchangeable Notes

An exchangeable note is a note that is optionally or mandatorily exchangeable into cash or one or more reference assets. A note of this type may or may not bear interest or be issued with original discount or at a premium. See “Certain Features of the Notes—Exchangeable Notes” below.

Original Issue Discount Notes

A note may be an original issue discount note. A note of this type generally is issued at a price lower than its principal amount and generally provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. See “Certain U.S. Federal Income Tax Considerations” for a description of the U.S. federal income tax consequences of owning an original issue discount note.

Issue Price and Variable Price Offer

The notes may be issued at a fixed price (such as par) or as part of a “variable price offer” in which the notes are sold in one or more negotiated transactions (at prices that may be different than par). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price.

Maturity Date

The maturity date will be the maturity date specified in the applicable pricing supplement. Unless otherwise stated therein, the maturity date will be governed by the “following business day” convention (e.g., if the maturity date stated in the applicable pricing supplement is not a business day, the maturity date will be extended to the next following business day). If the final valuation date is postponed due to the occurrence or continuance of a market disruption event as described below and occurs on a day which is less than two business days prior to the maturity date, then the maturity date will be the second business day following that date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date”. If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

In the event that the maturity date is postponed as described above, the related payment of interest, principal and any other amounts payable on the notes at maturity will be made, without additional interest, on the postponed maturity date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

We intend to comply with the requirements under the Treasury regulations governing “qualified reopenings”, and we will therefore treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of notes as having the same original issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional principal amount of notes at the public offering price to cover any over-allotments. The amount of notes covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the notes will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

As used in this prospectus supplement, and in the applicable pricing supplement unless otherwise defined therein, “business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City or in London generally are authorized or obligated by law or executive order to be closed.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., interest payment dates and redemption dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if an interest payment date, redemption date or other event, as defined in the applicable pricing supplement, falls on a day that is not a business day, the interest payment date, redemption date or other event, as the case may be, will be the next following business day). As described under “—Maturity Date” above and “—Optional Early Redemption and Withdrawal—Optional Redemption Dates” below, the maturity date and any optional redemption dates, respectively, will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. The descriptions below use payment dates for example purposes.

Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day.

Modified Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day.

Preceding Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day.

Day Count Convention

A day count convention is a method to calculate the fraction of a year between two dates. The applicable pricing supplement will specify the day count convention, if any.

ACT/360 or Actual/360. The actual number of days between two dates divided by 360.

30/360. Each month is deemed to have 30 days and the year is deemed to have 360 days.

ACT/ACT or Actual/Actual. The actual number of days between two dates divided by the actual number of days in the year.

ACT/365 or Actual/365 Fixed. The actual number of days between two dates, with the year deemed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is deemed to have 30 days and the year is deemed to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where the actual number of days between two dates is divided by 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days between two dates, divided by a nominal year deemed to have 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered one business day.)

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the notes, in whole or in part. We will notify each holder, or in the case of global notes, the depositary, as holder of the global notes within the redemption notice period specified in the applicable pricing supplement. The notes will not be subject to any sinking fund. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Optional Redemption Dates

If so specified in the applicable pricing supplement, we, at our election, may redeem the notes in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per note, together with any accrued but unpaid interest thereon to (but excluding) the optional redemption date.

Unless stated otherwise in the applicable pricing supplement, the optional redemption date will be governed by the “following business day” convention and interest will not accrue during the period from and after the stated optional redemption date. See “Terms of the Notes—Business Day Convention”.

Repayment at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the note on a date or dates specified prior to its maturity date. The repayment price will be disclosed in the applicable pricing supplement. If the notes were issued with original issue discount, the applicable pricing supplement will specify the amount payable upon repayment.

Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes

Since the notes are represented by global notes, the depositary or depositary’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to require repayment prior to the stated maturity. To ensure that the depositary’s nominee will timely exercise a right to require repayment of a particular note prior to the stated maturity, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to require repayment prior to the stated maturity. Each beneficial owner of the note should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

Review Dates

If the notes are callable (see “Terms of the Notes—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Notes—Autocallable Notes” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a scheduled trading day or if there is a market disruption event on that day, and unless the applicable pricing supplement specifies otherwise, the applicable review date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five scheduled trading days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to any relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “Determination of Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the senior debt indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the senior debt indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”.

Determination of Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Barclays Bank PLC, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

INTEREST MECHANICS

How Interest Is Calculated

Interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in the applicable pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, the date on which the principal has been paid or duly made available for payment, except as described below.

If the applicable pricing supplement specifies that the business day convention is “unadjusted” and an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the procedures described under “—Regular Record Dates for Interest—If a Payment Date Is Not a Business Day” below with the same effect as if paid on the original due date. Accordingly, the amount of interest accrued and payable on that interest payment date will not be adjusted to reflect the longer or shorter interest period (no additional interest will accrue in the case of payments subject to the following or modified following business day conventions, and no less interest will accrue in the case of payments subject to the preceding business day convention). If the applicable pricing supplement specifies that the business day convention is “adjusted” and an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the procedures described under “—Regular Record Dates for Interest—If a Payment Date Is Not a Business Day” below and deemed made on that following or preceding business day (not on the original due date). Accordingly, the amount of interest accrued and payable on that interest payment date will be adjusted to reflect the longer or shorter interest period (additional interest will accrue for the postponed interest payment date in the case of payments subject to the following or modified following business day conventions, and no interest will accrue for the scheduled interest payment date in the case of payments subject to the preceding business day convention).

Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT rate notes and Treasury rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. That product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT notes and

Treasury rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes”, the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. The regular record date relating to an interest payment date for the notes issued as “global notes” will be the date one business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date, maturity date or any earlier redemption or repayment date, is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for all of those dates or different for each date. See “Terms of the Notes—Business Day Convention”. As described under “—Maturity Date” above and “—Optional Early Redemption and Withdrawal—Optional Redemption Dates” below, the maturity date and any optional redemption dates, respectively, will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless the applicable pricing supplement states otherwise, we will pay interest or principal according to the following business day convention, unadjusted (i.e., interest on that payment will not accrue during the period from and after the scheduled date).

No interest will accrue and be payable on your notes after the maturity date specified in the applicable pricing supplement if the maturity date is postponed.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See “Terms of the Notes—Interest” and “Interest Mechanics—Regular Record Dates for Interest” in this prospectus supplement and “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

How Floating Interest Rates Are Reset

If so specified in the applicable pricing supplement, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”. The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually. This period is the “interest reset period”. Unless otherwise specified in the applicable pricing supplement, the first day of each interest reset period after the initial interest reset period will be the “interest reset date”. If the initial interest rate is not specified in the applicable pricing supplement, the issue date will be treated as the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note (other than a LIBOR note, EURIBOR note or federal funds rate note) would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day (as defined below), the interest reset date will be postponed to the next modified following London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day (as defined below), the interest reset date will be postponed to the next modified following Euro business day. If an interest reset date, in the case of a federal funds (open) rate note or a federal funds (effective) rate note, would fall on a day that is not a business day, the interest reset date will be postponed to the next modified following business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for Treasury rate notes, the interest reset date will be the following business day.

As used in this prospectus supplement, a “London business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a “Euro business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET), or any successor system, is open for business.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date”. Unless otherwise specified in the applicable pricing supplement:

•	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

•

For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first business day preceding the interest reset date.

•

For commercial paper rate notes, CD rate notes, CMS rate notes and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.

•	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date.

•

For Treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury rate note, then that interest reset date will instead be the business day immediately following the auction date.

•

For eleventh district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the reference asset or base rate is calculated.

CERTAIN FEATURES OF THE NOTES

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your notes may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Bull Notes

“Bull notes” are offerings in which the payment at maturity and/or interest payments are linked to the increase in the level, value or price of the reference asset. Unless otherwise specified in the applicable pricing supplement, the notes will be bull notes.

Bear Notes

“Bear notes” are offerings in which the payment at maturity and/or interest payments are linked to the decrease in the level, value or price of the reference asset.

Rate Cut-off

The “rate cut-off period” is the specified period during which interest accrues on the notes immediately prior to an interest payment date, to but excluding the interest payment date. The reference asset for purposes of determining the amount payable for each day during the rate cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the start of the rate cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

A “coupon conversion right” will allow us to elect to convert all of your notes on a “conversion date” so that instead of accruing interest, the notes will pay interest periodically at the interest rate on each interest payment date following the conversion date.

Digital Notes

Whether interest, principal or any other amount is payable on “digital notes” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of the payments, if any, may or may not be dependent on the reference asset. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. In this example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. You may earn significantly less by investing in digital notes than you would have earned by investing directly in the reference asset.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In that case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

•

the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

•

a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any multiplier for the period commencing on an interest reset date.

Commencing on the first interest reset date, the rate at which interest on the inverse floating rate note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

•	if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Maximum Return, Maximum Rate, Ceiling or Cap

The principal, interest or any other amounts payable on the notes may be subject to a “maximum return”, “maximum rate”, “ceiling” or a “cap” limiting the rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Minimum Rate or Floor

The principal, interest or any other amounts payable on the notes may be subject to a “minimum rate” or “floor” guaranteeing a minimum rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Ranges or Range Accruals

“Range accrual notes” are notes where the principal, interest or any other amounts payable on the notes only accrue if the level, value or price of a reference asset is within a specified “range” or above or below a certain threshold value.

Upside Leverage Factor or Participation Rate

The principal, interest or any other amounts payable on the notes may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The principal, interest or any other amounts payable on the notes may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than notes without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The principal, interest or any other amounts payable on the notes may be subject to a “barrier percentage”. Payment at maturity will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the notes. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial price multiplied by the protection level.

If the closing level never exceeded or fell below the barrier level, barrier percentage or protection price during the term of the notes, you will receive the full principal amount of notes.

If the closing level ever exceeded or fell below the barrier level, barrier percentage or protection price during the term of the notes, you may receive less than the principal amount of notes.

Buffer Percentage or Buffer Level

The payment at maturity may be fully protected against a decline in the reference asset up to a “buffer percentage” or “buffer level”. In a bull note, if the performance of the reference asset as calculated on the final valuation date is greater than or equal to the buffer percentage, you will receive at maturity no less than the principal you invested in the notes. Your principal is fully exposed to any decline in the reference asset below the buffer percentage. For every 1% decline of the reference asset beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, if any.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the notes will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates, currencies, or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, valuation dates, observation dates and averaging dates shall herein be collectively referred to as “valuation dates”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date or the final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date, final observation date or final averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates, currencies, or other assets or variables, “Reference Assets—Indices—Market Disruption Events for

Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, the final valuation date, final observation date and final averaging date shall herein be collectively referred to as the “final valuation date”.

Issuer Fee

The “issuer fee” equals an annual percentage multiplied by the number of years in the term of the notes, applied to the principal amount of the notes with daily accrual.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset

Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Exchangeable Notes

We may issue notes, referred to as “exchangeable notes”, that are optionally or mandatorily exchangeable into cash or property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. Exercise of the repayment option by the holder of a note will be irrevocable.

Optionally Exchangeable Notes. The holder of an exchangeable note may, during a period, or at a specific time or times, require us to repay the note for cash at a specified price.

Mandatorily Exchangeable Notes. The holder of a mandatorily exchangeable note must exchange the note for specified property at a specified rate of exchange, and therefore, depending upon the value of the specified property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of specified property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the specified property.

Payment Upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified currency exchange rate, either the specified property or the cash value of the specified property. The specified property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the currency exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the specified property are quoted. Exchangeable notes may have other terms and will be specified in the applicable pricing supplement.

Extendible Maturity Date

We may offer notes which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of the extendible note may not be extended beyond the final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

Unless otherwise specified in the applicable pricing supplement, an election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

If a note is represented by a global security, DTC’s nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Notes

Automatic Call

If specified in the applicable pricing supplement, the notes will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable notes will automatically be redeemed for a cash payment as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay you if the notes are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay you if the notes are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Notes

If the notes are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the notes are automatically called on the last possible review date, we will redeem each note and pay you on the maturity date. For more information describing review dates, see “Terms of the Notes—Review Dates” above.

Reverse Convertible Notes

No Protection of Principal in Relation to the Reference Asset

If the notes are “reverse convertible notes”, the principal amount of your investment will not be characterized as benefitting from principal protection in relation to the reference asset, unless otherwise specified in the applicable pricing supplement. If the principal amount of your note is not characterized as being principal protected or by some other similar term, you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend primarily on two variables: (1) the price or level of the reference asset; and (2) the relationship between the final price and the initial price of the reference asset.

You will receive 100% of your principal at maturity if, either of the following is true: (1) the final price or level is equal to or greater than the initial price or level of the reference asset; or (2) the price or level of the reference asset on any day never falls below the protection price during the term of the notes.

However, the notes will not be characterized as being principal protected if both of the following are true: (1) the final price or level is less than the initial price or level of the reference asset; and (2) the price of the reference asset on any day falls below the protection price during the term of the notes. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Even if your notes are characterized as benefitting from principal protection in relation to the reference asset, your return on your investment remains subject to our creditworthiness.

Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. Unless otherwise specified in the applicable pricing supplement, you will receive the full principal amount of your notes at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the price of the reference asset on any day is below the protection price. If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the principal amount of your notes, either (i) the physical delivery amount of the reference asset (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the reference asset; provided that the election of clause (i) is only available if the reference asset is an equity security or exchange-traded fund, which we refer to as “linked shares”, and in both cases in an amount that takes into account any applicable investor fee. See “Reference Assets—Equity Securities” and “Reference Assets—Exchange-Traded Funds” below.

In the event that the maturity date is postponed as described under “Terms of the Notes—Maturity Date” above, the related payment of principal will be made on the postponed maturity date.

You may lose some or all of your principal if you invest in the reverse convertible notes.

Physical Delivery Amount

If the payment at maturity is in linked shares, the number of shares received is referred to as the “physical delivery amount” (fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Antidilution Adjustments” below.

DESCRIPTION OF UNIVERSAL WARRANTS

Payment and Paying Agent or Warrant Agent

Currency of Warrants

Amounts that become due and payable on your warrants in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your warrants will be U.S. dollars, unless your pricing supplement states otherwise. We will make payments on your warrants in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of warrant. The procedures for non-cash settlement of warrants, if applicable, will be described in the applicable pricing supplement.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus.

Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent or at the office of the warrant agent, as applicable and described below, against surrender of the warrant. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any other payment, payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments due on their warrants.

For a description of the paying agent and warrant agent, see “Description of Warrants—General Provisions of Warrant Indenture—Payment and Paying Agents” and “Description of Warrants—General Provisions of Warrant Agreements—Payments” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Unless we say otherwise in the applicable pricing supplement, DTC will be the depositary for all warrants in global form.

Book-entry and other indirect holders of a global warrant payable in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants. Except where otherwise requested by the holder as described below, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent or warrant agent, as applicable, at least five business days before the due date for which payment in U.S. dollars is requested. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any cash-settled warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture or warrant agreement, as applicable.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount of money or warrant property payable or deliverable in respect of your warrants upon the payment or settlement date, the price, value or level of the reference asset, market disruption events, early redemption events, business days, the default amount (only in the case of an event of default under the warrant indenture), the relevant exercise date or period, any optional redemption date and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee or warrant agent, as applicable, who will, to the extent it is required to under the warrant indenture or warrant agreement, notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a warrant during a particular period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant warrants and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of warrants will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a warrant offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	aggregate number of warrants,

•	the initial valuation date or other date on which the warrants price,

•	original issue date and date of settlement of the issue price,

•	valuation dates, observation dates or averaging dates, if any,

•	exercise date or exercise period, or if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable,

•	any terms related to any extension of the date or dates on which the warrants may be exercised not otherwise set forth in this prospectus supplement,

•	manner of exercise and any restrictions on exercise,

•	any minimum or maximum number of the warrants exercisable at any one time,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether the warrants will be call warrants, put warrants or some other type of warrants,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•

amount of money or warrant property payable or deliverable upon exercise, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such amount,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the warrants,

•	denominations of the warrants,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	whether or not the warrants will be listed, and

•	any other applicable terms.

TERMS OF THE WARRANTS

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the warrants. If you have purchased the warrants in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the warrants in more detail below.

To the extent the amount of money or warrant property payable or deliverable in respect of the warrants is based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Type of Warrant

The applicable pricing supplement will specify whether your warrants are call warrants or put warrants, including in each case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants. The applicable pricing supplement will also specify whether your warrants will be settled in cash or warrant property, and the method of determining the amount of money or warrant property payable or deliverable upon exercise of your warrants.

Payment or Delivery upon Exercise

The applicable pricing supplement will detail the payment or settlement of the warrants. The payment or delivery of money or warrant property on the payment or settlement date may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Issue Price and Variable Price Offer

The warrants may be issued at a fixed price or as part of a “variable price offer” in which the warrants are sold in one or more negotiated transactions. Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The applicable pricing supplement will specify the issue price or the maximum issue price.

Exercise Date or Exercise Period and Payment or Settlement Date

The exercise date or exercise period, as applicable, will be the exercise date or exercise period specified in the applicable pricing supplement. Unless otherwise stated therein, the exercise date (or, in the case of an exercise period, the relevant date during the exercise period) will be governed by the “following business day” convention (e.g., if the exercise date stated in the applicable pricing supplement is not a business day, the exercise date will be extended to the next following business day).

If the final valuation date is postponed due to the occurrence or continuance of a market disruption event as described below and occurs on a day which is less than two business days prior to the relevant payment or settlement date for any exercised warrant, then such payment or settlement date will be the second business day following that date. Unless otherwise specified in the applicable pricing supplement, the payment or settlement date will be governed by the “following business day” convention (e.g., if the payment or settlement date stated in the pricing supplement is not a business day, the payment or settlement date will be extended to the next following business day). The calculation agent may postpone the final valuation date—and therefore the relevant payment or settlement date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference

Assets”. See “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date”. If the final valuation date is postponed because it is not a scheduled trading day, then the relevant payment or settlement date for any exercised warrant will be postponed so that the number of business days between the final valuation date (as postponed) and such payment or settlement date (as postponed) remains the same.

In the event that the payment or settlement date for an exercised warrant is postponed as described above, the amount of money or warrant property payable or deliverable in respect of the warrants will be made on the relevant postponed payment or settlement date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of warrants. These further issuances, if any, will be consolidated to form a single class with the originally issued warrants and will have the same CUSIP number and will trade interchangeably with the warrants immediately upon settlement of the issue price. Any additional issuances will increase the aggregate number of the outstanding warrants of the class, plus the aggregate number of any warrants bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of warrants bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional number of warrants at the public offering price to cover any over-allotments. The number of warrants covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the warrants will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., payment or settlement dates and redemption dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if a payment or settlement date, redemption date or other event, as defined in the applicable pricing supplement, falls on a day that is not a business day, the payment or settlement date, redemption date or other event, as the case may be, will be the next following business day). As described under “—Exercise Date or Exercise Period and Payment or Settlement Date” above and “—Redemption and Repurchase—Redemption Price” below, the exercise date (or in the case of an exercise period, the relevant date during the exercise period), the payment or settlement date and the optional redemption date will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. The descriptions below use payment dates for example purposes.

Following Business Day. Any payment of money or delivery of warrant property on the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day.

Modified Following Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a business day.

Preceding Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the first preceding day that is a business day.

In each case, if a payment of money or a delivery of warrant property is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid or delivered on the original due date and without payment or delivery of any additional money or warrant property, the business day convention is “unadjusted”.

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the warrants, in whole or in part. We will notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants within the redemption notice period specified in the applicable pricing supplement. The procedures for early redemption of warrants issued under the warrant indenture are described in the accompanying prospectus under “Description of Warrants—General Provisions of Warrant Indenture—Redemption”. The procedures for early redemption of warrants issued under a warrant agreement, if any, will be described in the applicable pricing supplement and warrant agreement.

Optional Redemption Dates

We, at our election, may redeem the warrants in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per warrant on the optional redemption date.

Unless stated otherwise in the applicable pricing supplement, the optional redemption date will be governed by the “following business day” convention. See “Terms of the Warrants—Business Day Convention”.

Review Dates

If the warrants are callable (see “Terms of the Warrants—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Warrants—Autocallable Warrants” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a scheduled trading day or if there is a market disruption event on that day, the applicable review date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five scheduled trading days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to the relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs in respect of warrants issued under the warrant indenture, we may be required to pay a default amount in respect of the warrants.

Determination of Default Amount

The default amount for the warrants on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations, if any, with respect to the warrants as of that day and as if no default had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the warrants. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the warrants in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the warrants, which we describe below, the holders of the warrants and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will be equal to the issue price.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

CERTAIN FEATURES OF THE WARRANTS

To the extent the amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your warrants may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Call Warrants

Call warrants are warrants that entitle the holder to purchase warrant property at the applicable exercise price or to receive the cash value of the warrant property by paying the applicable exercise price, if any. Unless otherwise specified in the applicable pricing supplement, the warrants will be call warrants.

Put Warrants

Put warrants are warrants that entitle the holder to sell warrant property at the applicable exercise price or to receive the cash value of the exercise price by tendering the warrant property.

Digital Warrants

Whether any amount of money or warrant property is payable or deliverable in respect of “digital warrants” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of money or warrant property you receive, if any, may or may not be dependent on the degree to which the level, value or price of the reference asset changes. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. As a result, you may earn significantly less by investing in digital warrants than you would have earned by investing in non-digital warrants or directly in the reference asset.

Maximum Return, Ceiling or Cap

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “maximum return”, “ceiling” or a “cap” limiting the amount of money or warrant property payable or deliverable on the payment or settlement date.

Floor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “floor” guaranteeing a minimum amount of money or warrant property payable or deliverable on the payment or settlement date.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) which may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Upside Leverage Factor or Participation Rate

The money or warrant property payable or deliverable in respect of the warrants may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than warrants without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “barrier percentage”. Payment or delivery of money or warrant property on the payment or settlement date will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount of money or warrant property you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the warrants. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial price multiplied by the protection level.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the warrants will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Securities Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates, currencies, or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date” or the “final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date, final observation date or final averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates, currencies, or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or basket averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Extendible Expiration Date

We may offer warrants which will be exercisable prior to an initial expiration date specified in the applicable pricing supplement, unless the holder extends the expiration date of the warrant at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the date so specified in the applicable pricing supplement, prior to the relevant exercise date or period of the warrant. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of an extendible warrant may not be extended beyond the final expiration date specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, an election to renew the expiration date of an extendible warrant may be made, for warrants issued pursuant to a warrant indenture, by delivering a notice to that effect to the trustee at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent, or for warrants issued pursuant to a warrant agreement, by delivering notice to that effect in the manner specified in the applicable warrant agreement. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible warrant.

If the holder does not elect to renew the expiration date of an extendible warrant, a new warrant will be issued in exchange for the extendible warrant on the extension date. If the extendible warrant is a certificate issued in definitive form, it must be presented to the trustee or warrant agent, as applicable, as soon as practicable following receipt of the new warrant. The new warrant will be payable or deliverable in an amount of the exchanged extendible warrant for which no election to renew the term was exercised, with terms identical to those specified on the extendible warrant.

If a warrant is represented by a global security, DTC’s nominee will be the holder of the warrant and, therefore, will be the only entity that can exercise a right to extend a warrant. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular warrant, the beneficial owner of the warrant must instruct the broker or other direct or indirect participant through which it holds an interest in the warrant to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a warrant in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Warrants

Automatic Call

If specified in the applicable pricing supplement, the warrants will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable warrants will automatically be redeemed for a cash payment equal to the redemption price as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay to you if the warrants are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay to you if the warrants are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Warrants

If the warrants are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the warrants are automatically called on the last possible review date, we will redeem each warrant and pay you on the payment or settlement date. For more information describing review dates, see “Terms of the Warrants—Review Dates” above.

REFERENCE ASSETS

Fixed Interest Rate

If the applicable notes have a fixed interest rate, the notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Floating Interest Rate

If the applicable notes have a floating interest rate, the notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “reference asset”. The reference asset may be one or more of the following:

•	the CD rate,

•	the CMS rate,

•	the CMT rate,

•	the commercial paper rate,

•	the Consumer Price Index,

•	the eleventh district cost of funds rate,

•	EURIBOR,

•	the federal funds (effective) rate,

•	the federal funds (open) rate,

•	LIBOR,

•	the prime rate,

•	the Treasury rate,

•	a combination of any of the above, or

•	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

We have no current intention to offer warrants linked to the reference assets listed above due to regulatory restrictions, and we may also limit the percentage of such reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. However, if we offer warrants linked to any of the above as a reference asset or within a basket of multiple instruments or measures in a manner that complies with any applicable regulatory restrictions, the relevant pricing supplement will describe the interest rate or inflation-related component and its role in the formula or method of calculation to determine the amount of money payable upon exercise, as well as the relevant calculation date.

CD Rate

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”), under the heading “CDs (Secondary Market)”.

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, or another recognized electronic source used for displaying that rate, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”.

•

If the above rate is not yet published in either H.15(519), the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If fewer than three dealers selected by the calculation agent are quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

CMS Rate

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the notes designated in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to Three-month LIBOR (as defined below). The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

CMT Rate

CMT rates are yields interpolated by the United State Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a two-year maturity, for example, even if no outstanding U.S. Treasury security has exactly two years remaining to maturity.

The “CMT rate” means, for any interest determination date, the rate as set forth in H.15(519) as defined below, under the caption “Treasury constant maturities”, for:

•	the rate on that interest determination date, if the Designated CMT page (as defined below), is the Reuters screen “FRBCMT” page; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT page is the Reuters screen “FEDCMT” page.

“USD-CMT-T7051” means that the rate for the interest determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for a period of “designated maturity”, as specified in the applicable pricing supplement, and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”, as that yield is displayed on the Reuters screen “FRBCMT” page for the interest determination date on the day that is two U.S. government securities business days (as defined below) prior to that interest determination date.

“U.S. government securities business days” means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association (formerly known as The Bond Market Association) (or any successor or replacement organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities.

“1-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of one year.

“2-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of two years.

“3-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of three years.

“5-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of five years.

“7-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of seven years.

“10-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of ten years.

“20-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 20 years.

“30-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 30 years.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•

If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related interest determination date, then the CMT rate will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Maturity Index on the related interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”.

•

If the applicable rate described above does not appear in H.15(519) then the CMT rate on the related interest determination date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT page and published in the relevant H.15(519).

•

If on the related interest determination date, neither the Board of Governors of the Federal Reserve System nor the U.S. Department of the Treasury publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Maturity Index, the CMT rate on the related interest determination date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used. The “Representative Amount” means an amount equal to the outstanding principal amount of the notes.

•

If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary U.S. government securities dealers selected by the calculation agent provide quotes as described above, the CMT rate will remain the CMT rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

“Designated CMT page” means the display on the Reuters service, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement the Designated CMT page will be the Reuters screen “FEDCMT” page for the most recent week.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either one, two, three, five, seven, ten, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Maturity Index will be two years.

Commercial Paper Rate

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial”.

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial”.

•

If by 3:00 p.m., New York City time, on that interest determination date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating agency.

•

If fewer than three leading dealers of U.S. dollar commercial paper in The City of New York selected by the calculation agent are quoting as set forth above, the commercial paper rate will remain the commercial paper rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

The “money market yield” will be a yield calculated in accordance with the following formula:

where, “D” refers to the applicable per-year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

Consumer Price Index

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service (“Bloomberg CPURNSA”). The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982-1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

“CPI Performance” means the annual percentage change for a month, as specified in the applicable pricing supplement, prior to the month of the relevant interest payment date (the “reference month”). For example, if the performance of the Consumer Price Index is the annual percentage change in the Consumer Price Index for the third calendar month prior to the reference month, then the interest rate payable on September 30, 2010 will reflect the percentage change in the Consumer Price Index from June 2009 to June 2010 plus the applicable spread, if any.

The performance of the Consumer Price Index will be calculated as follows:

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the reference month was used, then the interest rate payable on September 30, 2010 will reflect the percentage change in the Consumer Price Index from July 2009 to July 2010 plus the applicable spread, if any.

If the performance of the Consumer Price Index for a particular reference month is equal to or less than the spread, you will not receive an interest payment on the corresponding interest payment date. The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 p.m. on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

•

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Eleventh District Cost of Funds

The “eleventh district cost of funds rate” or “COFI” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “Eleventh District” on the Reuters screen “COFI/ARMS” page.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

•

If the above rate is not displayed by 3:00 p.m., New York City time, on the interest determination date for the applicable interest determination date, the eleventh district cost of funds rate will be the eleventh district cost of funds rate index on the applicable interest determination date.

•

If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest reset period will remain the eleventh district cost of funds rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

The “eleventh district cost of funds rate index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

EURIBOR

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on the Reuters screen “EURIBOR01” page as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time.

•

If fewer than four major banks in the Euro-zone interbank market selected by the calculation agent are quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (effective)” as displayed on the Reuters screen “FEDFUNDS1” page.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If fewer than three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent are quoting as set forth above, the federal funds rate will remain the federal funds (effective) rate for the immediately preceding interest reset period.

Federal Funds (Open) Rate

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the section “Federal Funds” next to the caption “OPEN”, as displayed on the Reuters screen “5” page.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (open) rate will be the rate on that interest determination date as published on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

•

If the above rate is not yet published on either on either the Reuters screen “5” page or the Bloomberg screen “FEDSPREB Index” page by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If fewer than three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent are quoting as set forth above, the federal funds rate for that interest reset period will remain the federal funds (open) rate for the immediately preceding interest reset period.

LIBOR

Notes having a coupon based on “LIBOR” or the London Interbank Offered Rate will bear interest at the interest rates specified in the applicable pricing supplement. The calculation agent will determine “LIBOR” for each interest determination date as follows:

•

As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear on the Designated LIBOR page and the Designated LIBOR page does not by its terms provide only for a single rate or (ii) no rate appears on the Designated LIBOR page and the Designated LIBOR page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If fewer than three major banks in that principal financial center selected by the calculation agent are quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means the page on the Reuters screen specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“USD-LIBOR-BBA” means that the rate for an interest determination date will be the rate for deposits in U.S. dollars for a period of the “designated maturity”, specified in the applicable pricing supplement, which appears on the Reuters screen “LIBOR01” page as of 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date. If that rate does not appear on the Reuters screen “LIBOR01” page, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

“USD-LIBOR-Reference Banks” means that the rate for an interest determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (“reference banks”) at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date to prime banks in the London interbank market for a designated period commencing on that interest determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that interest determination date and in a designated amount.

“One-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of six months commencing on the interest reset date.

“Nine-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of nine months commencing on the interest reset date.

“One-year LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one year commencing on the interest reset date.

“Twenty-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of 20 months commencing on the interest reset date.

If no Designated LIBOR page is specified in the applicable pricing supplement, and, if the U.S. dollar is the index currency, LIBOR will be determined as if the Reuters screen LIBOR01 page had been specified.

Prime Rate

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not published prior to 3:00 p.m., New York City time, on the interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

•

If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen USPRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•

If fewer than four rates appear on the Reuters screen USPRIME 1 page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•

If fewer than three major banks in The City of New York selected by the calculation agent are quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period (or, in the case of the first reset date following the issue date where an initial interest rate was specified in the applicable pricing supplement, that initial interest rate).

“Reuters screen USPRIME 1 page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills”, having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVEST RATE” on the Reuters screen “USAUCTION 10/13” page; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the interest determination date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related interest determination date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

“Treasury spot rate” means the mid-market spot Treasury rate with a designated index maturity specified in the applicable pricing supplement, as determined by the calculation agent, at the time the notes are priced for initial sale to the public, rounded to two decimal places. The continuously reported mid-market spot Treasury rate with a designated index maturity is publicly available on Bloomberg screen “BBT”.

“10-year Treasury spot rate” means the USD-Treasury Rate-T500 with a designated maturity of ten years.

“USD-Treasury Rate-T500” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears as “500” on the Reuters screen “IDN” page as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear as “500” on the Reuters screen “IDN” page, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of the dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

“USD-Treasury Rate-T19901” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears as “19901” on the Reuters screen “IDN” page as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear as “19901” on the Reuters screen “IDN” page, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of those dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

Equity Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares of one or more equity securities, including price movements in or other events relating to those equity securities. The shares of equity securities may consist of American depositary shares, which are described under “—American Depositary Shares and Deposit Agreements”. If a reference asset is comprised of shares of more than one equity security or shares of one equity security and at least one other type of reference asset, the equity security is a “basket component”. Under no circumstances will we offer or issue warrants for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Reference Asset Issuer and Reference Asset Information

The securities have not been passed on by the issuer of the equity securities or the issuer of any corresponding ADS underlying shares (as described below) as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares. The trademarks, service marks or registered trademarks of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the reference asset is an equity security that is registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, issuers of those equity securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC,

100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing the equity securities can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding a company issuing the equity security may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to equity securities or any other publicly available information regarding the issuer of the reference asset. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity or at the payment or settlement date, as applicable, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares of equity securities, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the NASDAQ Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

American Depositary Shares and Deposit Agreements

Any reference asset in the form of an American depositary share is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”). An event that has a diluting or concentrative effect on the corresponding ADS underlying shares may affect the theoretical value of those American depositary shares unless (and to the extent that) the issuer of the ADS underlying shares or the depositary for the American depositary shares, pursuant to their authority (if any) under the deposit agreement, elects to adjust the number of ADS underlying shares that are represented by each American depositary share such that the price and other terms of the American depositary share will not be affected by any such event. If the issuer of the ADS underlying shares or the depositary for the American depositary share does not adjust the number of ADS underlying shares that are represented by each American depositary share, or makes an adjustment that the calculation agent deems inappropriate to account for such an event, then the calculation agent may make any adjustments that the calculation agent determines to be appropriate to account for that event. The depositary of the American depositary shares may also have the ability pursuant to the deposit agreement to make adjustments in respect of the American depositary shares for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

“ADS underlying shares” means with respect to a reference asset that is an American depositary share, the securities of the issuer underlying that reference asset.

Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a market disruption event where the reference asset is shares of an equity security:

•

a suspension, absence or limitation of trading in (1) the shares in their primary market, as determined by the calculation agent, or (2) futures or options contracts relating to the shares in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, the shares in their primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in their primary market;

•

the closure on any scheduled trading day of the primary market for the shares prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (1) the primary market for the shares or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the shares, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement. and, in any of these events, the calculation agent determines that the event was material.

For the purposes of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with an equity security as the reference asset means any day on which the primary market for the shares is scheduled to be open for trading for its regular trading session.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the primary securities market on which futures or options contracts related to the shares are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes, will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing price for the share that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the share of equity security is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the share on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Share Adjustments Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

Antidilution Adjustments. The calculation agent may adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares.

The adjustments described below do not cover all events that could affect the market value of the securities.

How Adjustments Will Be Made. If one of the events described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent may calculate a corresponding adjustment to any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price) barrier percentage, physical delivery amount, any combination thereof, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, in the case of a reverse convertible note, if an adjustment is required because of a two-for-one stock split, then the physical delivery amount for the notes will be adjusted to double the prior physical delivery amount, and, as a result, the initial price and protection price will be halved. The calculation agent will also determine the effective date of that adjustment. Upon making any adjustment of that kind, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the adjustment made. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying the required adjustments cumulatively.

For any dilution event described below, the calculation agent will not have to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of the variables, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, resulting from any adjustment will be rounded up or down, as appropriate. See “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment, in each case, if that event occurs on or before the final valuation date (or final observation or final averaging date):

•

a subdivision, consolidation or reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

–	shares,

–	other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with such payments to holders of the shares,

–	share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction, or

–	any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the issuer of the shares of equity securities of an extraordinary or special dividend or other distribution whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•

in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the physical delivery amount before that adjustment (the “prior physical delivery amount”) plus the product of (1) the number of new shares issued in the stock split with respect to one share of the equity security and (2) the prior physical delivery amount. The initial price, protection price and any other variable that the calculation agent determines is appropriate to account for the related dilutive or concentrative effect will also be adjusted as discussed above.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a reverse stock split, then the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (1) the number of shares outstanding immediately after the reverse stock split becomes effective and (2) the number of shares outstanding immediately before the reverse stock split becomes effective. The initial price and protection price will also be adjusted as discussed above.

Extraordinary Dividends. A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary dividend” if, as determined by the calculation agent, it is (1) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (2) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (3) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. If an extraordinary dividend occurs on or before the final valuation date (or final observation or final averaging date) occurs and the calculation agent determines that such event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent will adjust any variables it determines appropriate to account for that diluting or concentrative effect.

Reorganization Events. Each of the following is a reorganization event in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the final valuation date (or final observation or final averaging date):

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•

the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant;

•

any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event; or

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares (other than the shares of the shares owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant.

Adjustments for Reorganization Events. For purposes of this subsection “Adjustments for Reorganization Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the calculation agent shall adjust any variable that the calculation agent determines appropriate to account for the reorganization event.

If the new shares offered as consideration for the shares of the equity securities are not publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then (1) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (2) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to occur on the approval date. The “approval date” shall mean the closing date with respect to each of the first four reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the fifth reorganization event described above, as the case may be.

If a reorganization event occurs and the consideration for the shares of equity securities consists (1) solely of cash and assets and other securities (other than new shares as discussed above), or (2) of new shares plus cash and assets, then (a) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (b) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to be the approval date.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. If a holder of a share of equity security or any corresponding ADS underlying shares elects to receive different types or combinations of property in the reorganization event, that property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

For any reorganization event described above, the calculation agent will not have to adjust any variable or combination of variables unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of variables resulting from any adjustment will be rounded up or down, as appropriate, in the case of any price, the nearest cent, in the case of the physical delivery amount, the nearest thousandth, and in the case of any percentages, the nearest hundredth of a percent, with one half cent, five hundred thousandths and five hundredth of a percent, respectively, being rounded upward.

If a reorganization event requiring adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the securities, that results solely from that event. The calculation agent may modify any adjustments as necessary to ensure an equitable result.

Additional Adjustment Events. For purposes of this subsection “Additional Adjustment Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an additional adjustment event in respect of the shares of equity securities, or any corresponding ADS underlying shares provided that, in each case, the event occurs on or before the final valuation date (or final observation or final averaging date):

•

All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•

By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares (1) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (2) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•

The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date), the calculation agent may accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the announcement date (as described below). In the event of such an acceleration, on the maturity date or the payment or settlement date so accelerated, as applicable, we shall pay to you the amount payable in respect of the notes, or pay or deliver to you the amount of money or warrant property payable or deliverable to you in respect of the warrants, as applicable. For purposes of calculating the amount payable at maturity or at the payment or settlement date, as applicable, the final price will be determined by the calculation agent and the final valuation date (or final observation or final averaging date) will be deemed to be the business day immediately prior to the announcement date. The “announcement date” means, for purposes of this paragraph, (1) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (2) in the case of the second additional adjustment event described above, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (3) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange. The calculation agent shall then (a) in the case of the notes, calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (b) in the case of the warrants, calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date or period is so accelerated.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent does not accelerate the maturity date or relevant exercise date or period, as applicable, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that additional adjustment event.

Exchange-Traded Funds

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares or other interests in one or more exchange-traded funds, including price movements in or other events relating to those shares or interests. If a reference asset is comprised of shares or other interests in more than one exchange-traded fund or shares or other interests in an exchange-traded fund and at least one other type of reference asset, the shares or other interests in the exchange-traded fund is a “basket component”.

Reference Asset Investment Company and Reference Asset Information

Exchange-traded funds are generally designed to track the performance of a portfolio of one or more categories of assets, including, among others, securities, commodities and exchange rate contracts. A registered investment company holds all of the portfolio assets in trust and each share of the exchange-traded fund represents an undivided ownership interest in that trust. Exchange-traded funds may also have a sponsor or investment adviser. The securities have not been passed on by the issuer of the exchange-traded funds or the sponsor of the underlying indices as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices. The trademarks, service marks or registered trademarks of the issuer of the exchange-traded funds or the sponsor of any underlying indices are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to the exchange-traded fund or the underlying index.

If the reference asset is shares or other interests in an exchange-traded fund that is registered under the Securities Exchange Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the issuer of those shares or other interests is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an investment company issuing shares or other interests in an exchange-traded fund can be located by reference to the SEC file numbers provided in the applicable pricing supplement. In addition, information regarding an exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to exchange-traded funds. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity or at the payment or settlement date, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares or other interests in exchange-traded funds, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds

Valuation dates may be postponed and thus the determination of the price of the shares or other interests in an exchange-traded fund may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the share or other interest.

Any of the following will be a market disruption event with respect to shares or other interests in an exchange-traded fund that is a reference asset:

•	a suspension, absence or limitation of trading in the exchange-traded fund on the relevant exchange (as defined below), as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to effect transactions in, or obtain market values for, the exchange-traded fund on the relevant exchange;

•

the closure on any scheduled trading day of the relevant exchange prior to the scheduled weekday closing time of that exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange;

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

For the purposes of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of shares or other interests in an exchange-traded fund or exchange-traded funds means any day on which the relevant exchange is scheduled to be open for trading for its regular trading session.

A limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange, will not be deemed a market disruption event.

In contrast, a suspension or limitation of trading in the shares or other interests in the exchange-traded fund on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by the relevant exchange,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

“Relevant exchange” means the primary exchange or market of trading for the shares or other interests in the exchange-traded fund or the shares of any successor fund.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing price for the exchange-traded fund that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the exchange-traded fund is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the exchange-traded fund on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds

Discontinuance of the Exchange-Traded Fund. If the shares or other interests of the exchange-traded fund are de-listed from the relevant exchange or if the fund is liquidated or otherwise terminated, the calculation agent will substitute shares or other interests of an exchange-traded fund (such substituted exchange-traded fund being referred to herein as a “successor fund”) that the calculation agent determines, in its sole discretion, is comparable to the discontinued exchange-traded fund (or discontinued successor fund). If a successor fund is selected, that successor fund will be substituted for the discontinued exchange-traded fund (or discontinued successor fund) for all purposes of the securities. Upon any selection by the calculation agent of a successor fund, the calculation agent may adjust any variable described in the applicable pricing supplement (including, without limitation, any variable relating to the price of the shares or other interests in the exchange-traded fund, the number of such shares or other interests outstanding, created or redeemed or any dividend or other distribution made in respect of such shares or other interests), as, in the good faith judgment of the calculation agent, may be and for such time as may be necessary to render the shares or other interests of the successor fund comparable to the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund) for purposes of the securities.

Upon any selection by the calculation agent of a successor fund, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the selection made. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor fund will be described in the applicable warrant agreement and pricing supplement.

If the shares or other interests of a successor fund are selected by the calculation agent, those shares or other interests will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to those shares or other interests.

If the shares or other interests of an exchange-traded fund (or any successor fund) are de-listed or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent may, at its sole discretion, accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the date of such de-listing, liquidation or termination, as applicable. In the event of such an acceleration, we shall pay to you the amount payable at maturity, or we shall pay or deliver to you the amount of money or warrant property payable or deliverable to you at the payment or settlement date, as applicable, and for the purposes of that calculation, the final price will be deemed to be the closing price on the trading day corresponding to the date of the de-listing, liquidation or termination (or, if such date is not a trading day, the immediately preceding trading day), unless the calculation agent determines in his sole discretion that another day is more appropriate to, as closely as reasonably possible, replicate the discontinued exchange-traded fund (or discontinued successor fund), in which case, the final price shall be the closing price on such other day. In the event that the calculation agent decides to accelerate the maturity date or relevant exercise date or period, as applicable, and to make use of a closing price other than the price on the trading day corresponding to the date of de-listing, liquidation or termination (or the immediately preceding trading day, as applicable), the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares or other interests in the discontinued exchange-traded fund (or discontinued successor fund) on any day that such calculation is required by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund).

The calculation agent will be solely responsible for the method of determining and/or calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error and binding on any investor in the securities.

The calculation agent will provide information as to the method of calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) upon written request by any investor in the securities.

Antidilution Adjustments. If an event occurs which, in the sole discretion of the calculation agent, has a diluting or concentrative effect on the theoretical value of the shares of the exchange-traded fund, the calculation agent may adjust any variable described in the applicable pricing supplement, and will make such adjustments as it deems necessary to negate such diluting or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Antidilution Adjustments” in this prospectus supplement.

Indices

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on one or more indices, including movements in the levels of the indices, the prices of their components or other events relating to the indices. The index or indices that comprise the reference asset shall be specified in the applicable pricing supplement. If a reference asset is comprised of more than one index or an index and at least one other type of asset, the index is a “basket component”.

Reference Asset Sponsor and Reference Asset Information

The securities have not been passed on by the sponsor of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any index of a sponsor.

Information regarding a reference asset comprised of an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of securities under this prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could affect the interest, payments at maturity or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, and therefore the market value of the securities in the secondary market, if any.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any equity security, interest rate, currency exchange rate, currency or other asset or variable (other than commodities) that comprises an index is herein referred to as an “index component”. See “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” below for a discussion of market disruption events applicable to an index or indices of commodities.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of equity securities, interest rates, currency exchange rates, currencies or other assets or variables (other than commodities):

•	a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

•	a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (1) the primary markets for index components constituting 20% or more, by weight, of that index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of an index or indices of equity securities, interest rates, currency exchange rates, currencies, or other assets or variables (other than commodities) means any day on which (a) the value of the index or indices to which the securities are linked is published, and (b) trading is generally conducted on the markets on which the index components are traded, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any commodity that comprises an index is herein referred to as an “index component”. See “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” above for a discussion of market disruption events applicable to an index or indices of equity securities, interest rates, currency exchange rates, currencies or other assets or variables (other than commodities).

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of commodities:

•

a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•

the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure by the index sponsor to publish the closing value of the index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes or warrants, as applicable, that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any index component.

If the calculation agent determines that on any valuation date, a market disruption event occurs or is continuing in respect of any index component, the valuation date will be postponed. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first scheduled trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any index component on the fifth scheduled trading day, the calculation agent will make an estimate of the closing level for the for the relevant index component that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of an index or indices of commodities means any day on which (1) the value of the index or indices to which the securities are linked is published, and (2) trading is generally conducted on the markets on which the futures contracts underlying the index or indices are traded, in each case as determined by the calculation agent in its sole discretion.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to any index component on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If (1) the index is discontinued or (2) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor or substitute index is available at that time, then the calculation agent will determine the value to be used for the level. The value to be used for the level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the business day on which that index was last in effect preceding such date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to that index is open for trading as a business day for that index for purposes of the determination of the final level. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the reference asset may adversely affect the value of, and trading in, the securities.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of the reference asset, an index comprising the reference asset, or a successor index;

•	a material change in the content, composition or constitution of the reference asset, an index comprising the reference asset or a successor index;

•

a change or modification to the reference asset or a successor index such that the reference asset or successor index does not, in the opinion of the calculation agent, fairly represent the value of that reference asset or successor index had those changes or modifications not been made; or

•

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

then, for purposes of calculating the level of the index, any payments on the securities or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such index or such successor index, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such changes or modifications will be described in the applicable warrant agreement and pricing supplement.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

Commodities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a commodity, including price or level movements in or other events relating to those commodities. If a reference asset is comprised of more than one commodity or a commodity and at least one other type of asset, the commodity is a “basket component”. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Commodities Futures Markets

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Settlement Price

The official U.S. dollar cash buyer settlement price for each commodity will be determined as described below.

(1) where the commodity is gold, the afternoon Gold fixing price per troy ounce of unallocated Gold bullion for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA;

(2) where the commodity is silver, the Silver fixing price per troy ounce of unallocated Silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the LBMA;

(3) where the commodity is platinum, the afternoon Platinum fixing price per troy ounce gross of unallocated Platinum bullion for delivery in Zurich through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(4) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce gross of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(5) where the commodity is aluminum, the official price per tonne of high grade Primary Aluminum on the London Metal Exchange (“LME”) for cash delivery, as stated in U.S. dollars, as determined by the LME;

(6) where the commodity is copper, the official price per tonne of Copper-Grade A on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(7) where the commodity is lead, the official price per tonne of Standard Lead on the LME for cash delivery, stated in U.S. dollars, as determined on the LME;

(8) where the commodity is nickel, the official price per tonne of Primary Nickel on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(9) where the commodity is tin, the official price per tonne of Tin on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(10) where the commodity is zinc, the official price per tonne of Special High Grade Zinc on the LME for cash delivery, as stated in U.S. dollars, as determined by the LME;

(11) where the commodity is WTI Crude, the official settlement price per barrel of West Texas Intermediate Light Sweet Crude Oil on the New York Mercantile Exchange (“NYMEX”) of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(12) where the commodity is brent crude, the official settlement price per barrel of Brent Blend Crude Oil on the International Petroleum Exchange (“IPE”) of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the IPE;

(13) where the commodity is heating oil, the official settlement price per gallon of New York Harbor No. 2 Heating Oil on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(14) where the commodity is gas oil, the official settlement price per metric ton of gas oil on the IPE of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the IPE;

(15) where the commodity is jet fuel, the average of high and low of the official published price per metric tonne of jet fuel, stated in U.S. dollars, as published under the heading “FOB Med (Italy): Jet.Av.Fuel” in Platts European;

(16) where the commodity is Gasoline RBOB, the official settlement price per gallon of New York Harbor Gasoline Blendstock for Oxygen Blending on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the NYMEX;

(17) where the commodity is natural gas, the closing settlement price per million British thermal units of natural gas on the NYMEX of the Henry Hub Natural Gas futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by NYMEX;

(18) where the commodity is coal, the official published price per ton of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the TFS API(TM) Indices: Monthly Coal Price Indexes: TFS API 2 (cif ARA)” in the issue of Argus/McCloskey’s Coal Price Index Report which reports prices effective on that pricing date;

(19) where the commodity is German Electricity, the official settlement price per MWh of electricity on the European Energy Exchange (“EEX”) of the Phelix Baseload Year futures contract, stated in Euros, published at http://www.eex.de/, under the headings “Info Center:Download: Market Data: Derivatives-Results Derivatives Market (Year): Phelix-Baseload-Year-Futures” or any successor headings, that report prices effective on the pricing date;

(20) where the commodity is corn, the official settlement price per bushel of deliverable grade corn on the Chicago Board of Trade (“CBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(21) where the commodity is wheat, the official settlement price per bushel of deliverable grade wheat on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(22) where the commodity is soybeans, the official settlement price per bushel of deliverable grade soybeans on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(23) where the commodity is soybean meal, the official settlement price per bushel of deliverable grade soybean meal on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. dollars, as made public by CBOT;

(24) where the commodity is sugar, the official settlement price per pound of deliverable grade cane sugar on the New York Board of Trade (“NYBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(25) where the commodity is coffee, the official settlement price per pound of deliverable grade washed arabica coffee on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(26) where the commodity is cotton, the official settlement price per pound of deliverable grade cotton No.2 on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(27) where the commodity is cocoa, the official settlement price per metric ton of deliverable grade cocoa beans on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. dollars, as made public by NYBOT; and

(28) where the commodity is red winter wheat, the official settlement price per bushel of deliverable grade hard red winter wheat on the Kansas City Board of Trade (“KCBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by KCBOT.

Market Disruption Events Relating to Securities with a Commodity as the Reference Asset

Any of the following will be a market disruption event with respect to a commodity:

•

a suspension, absence or limitation of trading in (1) that commodity in its primary market, as determined by the calculation agent, or (2) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, the commodity in its primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

•

the closure on any day of the primary market for that commodity on a scheduled trading day (as defined below) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (1) the primary market for that commodity or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with a commodity as the reference asset means any day on which the relevant primary market is open for trading for its regular trading session, as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the commodity.

For this purpose, an “absence of trading” in the primary market on which futures or options contracts related to the commodity are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the settlement price for the commodity that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the commodity is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a commodity on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, and Any Other Assets or Any Combination Thereof”.

For a discussion of market disruption events applicable to an index or indices of commodities, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” above.

Discontinuation of Trading; Alteration of Method of Calculation

If the relevant exchange discontinues trading in any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the calculation agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant exchange discontinues trading in the commodity comprising the reference asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the settlement price for that date.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the securities.

If at any time (1) the method of calculating the official U.S. dollar cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (2) there is a material change in the composition or constitution of a commodity or (3) the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the settlement price of the commodity, the calculation agent shall, at the close of business in New York City on each scheduled trading day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), and the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such commodity or such successor commodity, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, the procedures for the selection of a successor commodity described in this section will be set forth in the applicable warrant agreement and pricing supplement.

Currency Exchange Rates

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a currency exchange rate, including level movements in or other events relating to the currency exchange rates. If a reference asset is comprised of more than one currency exchange rate or a currency exchange rate and at least one other type of asset, the currency exchange rate is a “basket component”.

To the extent that amounts payable on the notes or amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset comprised of one or more of the currency exchange rates below, the level with respect to that exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics specified below:

(1) where the currency exchange rate is “USDALL”, the Albanian lek per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ALL” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(2) where the currency exchange rate is “USDDZD”, the Algerian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “DZD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(3) where the currency exchange rate is “USDARS”, the Argentine peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ARS” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(4) where the currency exchange rate is “USDAUD”, the Australian dollar per U.S. Dollar exchange rate, which is 1 divided by AUDUSD, the U.S. Dollar per Australian dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “AUD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(5) where the currency exchange rate is “USDBHD”, the Bahraini dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BHD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(6) where the currency exchange rate is “USDBOB”, the Bolivian boliviano per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BOB” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(7) where the currency exchange rate is “USDBRL”, the Brazilian real per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BRL” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(8) where the currency exchange rate is “USDGBP”, the British pound sterling per U.S. Dollar exchange rate, which is one divided by GBPUSD, the U.S. Dollar per British pound sterling exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “GBP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(9) where the currency exchange rate is “USDCAD”, the Canadian dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CAD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(10) where the currency exchange rate is “USDCLP”, the Chilean peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CLP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(11) where the currency exchange rate is “USDCNY”, the Chinese yuan per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CNY” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(12) where the currency exchange rate is “USDCOP”, the Colombian peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “COP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(13) where the currency exchange rate is “USDCRC”, the Costa Rican colon per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CRC” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(14) where the currency exchange rate is “USDHRK”, the Croatian kuna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HRK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(15) where the currency exchange rate is “USDCZK”, the Czech Republic koruna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CZK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(16) where the currency exchange rate is “USDDKK”, the Danish krone per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “DKK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(17) where the currency exchange rate is “USDEGP”, the Egyptian pound per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “EGP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(18) where the currency exchange rate is “USDEUR”, the Euro per U.S. Dollar exchange rate, which is one divided by EURUSD, the U.S. Dollar per Euro exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “EUR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(19) where the currency exchange rate is “USDHNL”, the Honduran lempira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HNL” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(20) where the currency exchange rate is “USDHKD”, the Hong Kong dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HKD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(21) where the currency exchange rate is “USDHUF”, the Hungarian forint per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HUF” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(22) where the currency exchange rate is “USDISK”, the Icelandic krona per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ISK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(23) where the currency exchange rate is “USDINR”, the Indian rupee per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “INR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(24) where the currency exchange rate is “USDIDR”, the Indonesian rupiah per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “IDR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(25) where the currency exchange rate is “USDIRR”, the Iranian rial per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “IRR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(26) where the currency exchange rate is “USDILS”, the Israeli new shekel per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ILS” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(27) where the currency exchange rate is “USDJMD”, the Jamaican dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JMD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(28) where the currency exchange rate is “USDJPY”, the Japanese yen per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JPY” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(29) where the currency exchange rate is “USDJOD”, the Jordanian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JOD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(30) where the currency exchange rate is “USDKZT”, the Kazakhstani tenge per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KZT” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(31) where the currency exchange rate is “USDKES”, the Kenyan shilling per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KES” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(32) where the currency exchange rate is “USDKWD”, the Kuwaiti dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KWD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(33) where the currency exchange rate is “USDLBP”, the Lebanese pound per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “LBP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(34) where the currency exchange rate is “USDMKD”, the Macedonian denar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MKD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(35) where the currency exchange rate is “USDMYR”, the Malaysian ringgit per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MYR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(36) where the currency exchange rate is “USDMXN”, the Mexican peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MXN” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(37) where the currency exchange rate is “USDNZD”, the New Zealand dollar per U.S. Dollar exchange rate, which is one divided by NZDUSD, the U.S. Dollar per New Zealand dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NZD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(38) where the currency exchange rate is “USDNGN”, the Nigerian naira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NGN” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(39) where the currency exchange rate is “USDNOK”, the Norwegian krone per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NOK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(40) where the currency exchange rate is “USDPKR”, the Pakistani rupee per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PKR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(41) where the currency exchange rate is “USDPEN”, the Peruvian nuevo sol per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PEN” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(42) where the currency exchange rate is “USDPHP”, the Philippine peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PHP” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(43) where the currency exchange rate is “USDPLN”, the Polish zloty per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PLN” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(44) where the currency exchange rate is “USDQAR”, the Qatari riyal per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “QAR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(45) where the currency exchange rate is “USDRON”, the Romanian leu per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RON” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(46) where the currency exchange rate is “USDRUB”, the Russian ruble per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RUB” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(47) where the currency exchange rate is “USDSAR”, the Saudi riyal per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SAR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(48) where the currency exchange rate is “USDRSD”, the Serbian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RSD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(49) where the currency exchange rate is “USDSGD”, the Singaporean dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SGD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(50) where the currency exchange rate is “USDSKK”, the Slovak koruna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SKK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(51) where the currency exchange rate is “USDZAR”, the South African rand per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ZAR” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(52) where the currency exchange rate is “USDKRW”, the South Korean won per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KRW” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(53) where the currency exchange rate is “USDSEK”, the Swedish krona per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SEK” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(54) where the currency exchange rate is “USDCHF”, the Swiss franc per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CHF” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(55) where the currency exchange rate is “USDTWD”, the Taiwanese dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TWD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(56) where the currency exchange rate is “USDTHB”, the Thai baht per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “THB” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(57) where the currency exchange rate is “USDTND”, the Tunisian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TND” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(58) where the currency exchange rate is “USDTRY”, the Turkish lira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TRY” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(59) where the currency exchange rate is “USDUYU”, the Uruguayan peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “UYU” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(60) where the currency exchange rate is “USDUAH”, the Ukrainian hryvna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “UAH” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(61) where the currency exchange rate is “USDAED”, the United Arab Emirates dirham per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “AED” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(62) where the currency exchange rate is “USDVEF”, the Venezuelan bolivar fuerte per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “VEF” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date;

(63) where the currency exchange rate is “USDVND”, the Vietnamese dong per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “VND” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date; and

(64) where the currency exchange rate is “USDZWD”, the Zimbabwean dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ZWD” under the caption “MID” at approximately 4:00 p.m., London time, on the relevant date.

The screen or time of observation indicated in relation to any currency exchange rate above shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

To the extent that amounts payable on the notes or amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset comprised of one or more currency exchange rates not described above, the closing level of that currency exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics, the Bloomberg page, the Reuters screen or other pricing source and the time specified in the applicable pricing supplement.

Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

Any of the following will be a market disruption event where the reference asset is comprised of a currency exchange rate or exchanges rates:

•

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by any applicable governmental authority) that results in an illiquid market for currency transactions or that generally makes it impossible, illegal or impracticable for market participants, or hinders their abilities, (1) to convert from one foreign currency to another through customary commercial channels, (2) to effect currency transactions or (3) to obtain the currency exchange rate by reference to the applicable price source;

•

(1) the declaration of a banking moratorium or (2) the suspension of payments by banks, in either case, in the country of any currency used to determine the applicable currency exchange rate or (3) the declaration of capital and/or currency controls (including without limitation any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the applicable currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from or within or outside of the country of any currency used to determine the applicable currency exchange rate); or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

•	and, in any of these events, the calculation agent determines that the event was material.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day (as defined below) on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the currency exchange rate for the currency that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of a currency exchange rate or currency exchange rates means any day on which (1) the applicable currency exchange rate is reported on the relevant Bloomberg screen, and (2) trading is generally conducted in the interbank market, in each case as determined by the calculation agent in its sole discretion.

If the currency exchange rate is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a currency exchange rate on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

If the calculation agent determines that (1) any currency exchange rate has been removed from circulation or otherwise discontinued and (2) banks dealing in foreign exchange and foreign currency deposits in the underlying currency commence trading a successor or substitute currency substantially similar to the foreign currency that the calculation agent determines is comparable to the discontinued currency (that currency being referred to herein as a “successor currency”), then the level for the currency will be determined by reference to the value of the successor currency at the time determined by the calculation agent on the markets for the successor currency on the relevant valuation date.

If the calculation agent determines that any successor currency shall be utilized for purposes of calculating the level of the currency comprising the currency exchange rate, or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a value of a currency exchange rate for a currency comparable to the underlying currency, as if those changes or modifications had not been made, and shall calculate the payment at maturity (including the individual inputs thereof) or the payment or delivery of money or warrant property at the payment or settlement date, and the final level with reference to that currency or the successor currency, as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of the level of any currency comprising the currency exchange rate may adversely affect the value of, and trading in, the securities.

If at any time the method of calculating the level of a currency or a successor currency, or the value thereof, is changed in a material respect, or is in any other way modified so that the conventional market quotation does not, in the opinion of the calculation agent, fairly represent the value of that currency or successor currency had those changes or modifications not been made, then, for purposes of calculating any level, the payment at maturity or at the payment or settlement date making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a value for that currency comparable to the underlying currency comprising the currency exchange rate or that successor currency, as the case may be, as if those changes or modifications have not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to the currency or the successor currency, as adjusted. In such event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such change or modification will be described in the applicable warrant agreement and pricing supplement.

Baskets

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a basket of multiple instruments or measures, including but not limited to equity securities, commodities, indices, foreign currencies, interest rates and/or any combination thereof. We may limit the percentage of commodities, interest rates or other reference assets in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

To the extent that a component of a basket is comprised of an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that component of the basket, and therefore the reference asset of your securities.

Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof

With respect to each basket component, a market disruption event will be described in the section of this prospectus supplement applicable to that basket component. For example, the “Reference Assets—Equity Securities” section describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to a basket component that consists of an equity security.

The basket valuation date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that respective day. If no market disruption event exists with respect to a basket component on a basket valuation date, such basket component’s level, value or price shall be determined on the scheduled basket valuation date. To the extent that a market disruption event exists with respect to a component on the basket valuation date, the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific reference asset type of the basket component.

Adjustments Relating to Securities with the Reference Asset Comprised of a Basket

If the calculation agent substitutes a successor index, successor currency or successor commodity, as the case may be, or otherwise affects or modifies the reference asset, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to that basket or the successor basket (as described below), as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any basket valuation date as described under “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” with respect to indices comprising the basket component, “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” with respect to commodities comprising the basket component and “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to currency exchange rates comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the securities.

Reference Asset Information Provider

The securities have not been passed on by the information provider of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen or any other information provider as specified in the applicable pricing supplement.

Bloomberg screen

“Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reuters screen

“Reuters screen” means, when used in connection with any designated page, the display page so designated on the Reuters Money 3000 Service (or any other page as may replace that page on that service for the purpose of displaying rates or prices).

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or “DTC”, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable pricing supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold those interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a pricing supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

The following concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC is:

(1)	the world’s largest securities depositary;

(2)	a limited purpose trust company organized under the laws of the State of New York;

(3)	a “banking organization” within the meaning of New York Banking Law;

(4)	a member of the Federal Reserve System;

(5)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(6)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“DTC direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly (“DTC indirect participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearstream, Luxembourg

The following concerning Clearstream, Luxembourg and Clearstream, Luxembourg’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

The following concerning Euroclear and Euroclear’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (La Commission Bancaire, Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for the securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable pricing supplement.

Primary Distribution

Unless the applicable pricing supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above (i.e., which in all cases will include DTC) or any other clearing system that is specified in the applicable pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one class of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the pricing supplement.

Clearance and Settlement Procedures: DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures: Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject only to Section 4975 of the Code (also “plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Some employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws.

The acquisition of the securities by a plan with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1) PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

It should be noted that the recently enacted Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a plan subject to ERISA and/or Section 4975 of the Code, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the plan is a party in interest or a disqualified person to the plan but is not (1) an employer, (2) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction, (3) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (4) an affiliate of (1), (2) or (3). Any person proposing to acquire any securities on behalf of a plan should consult with counsel regarding the application of the new exemption.

The securities may not be purchased or held by (a) any plan, (b) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) pursuant to Department of Labor Regulation 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise or (c) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable statutory or similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above. Further, any person acquiring or holding the securities on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith. Any purchaser or holder of the securities that is or is using the assets of, directly or indirectly, an employee benefit plan not subject to ERISA or

Section 4975 of the Code, such as a government plan or a foreign plan, will be deemed to have represented, by its purchase and holding of the securities, that the purchase, holding and subsequent disposition of the securities and the transactions contemplated hereby do not constitute non-exempt violations of any applicable federal, state, local or foreign laws, rules, regulations or other restrictions, regardless of whether those restrictions are materially similar to Section 406 of ERISA and/or Section 4975 of the Code.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

The sale of any security to a plan or a non-ERISA arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement, or that the investment is appropriate for a plan or a non-ERISA arrangement generally or any particular plan or non-ERISA arrangement.

Each plan purchaser and holder of securities, by its purchasing and holding of the securities, will be deemed to have acknowledged, represented to and agreed with Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the plan is purchasing and holding the securities pursuant to one of the PTCEs listed above, the “service provider” exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) or another statutory or administrative exemption from the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Distribution Agreement

We plan to distribute all or part of the securities under the terms of the Amended and Restated Distribution Agreement between us and Barclays Capital Inc., dated February 10, 2009 (the “Amended and Restated Distribution Agreement”), as amended by Amendment No. 1 to the Amended and Restated Distribution Agreement, dated September 14, 2009, and, with respect to the notes only, under the terms of the Accession Agreement between us and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), dated April 25, 2008 (the “Accession Agreement”). We filed the Amended and Restated Distribution Agreement with the SEC as an exhibit to Form F-3 (File No. 333-145845) on February 10, 2009, Amendment No. 1 to the Amended and Restated Distribution Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on September 14, 2009, and the Accession Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on August 27, 2008.

Pursuant to the distribution arrangements with Barclays Capital Inc. and unless otherwise specified in the relevant pricing supplement, we will issue the securities to Barclays Capital Inc. as principal for its own account in a firm commitment underwriting. In its capacity as principal, Barclays Capital Inc. subscribes for the securities at a price equal to the issue price specified in the relevant terms sheet or pricing supplement, less any applicable discount, for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price.

If specified in the applicable pricing supplement, we may also issue securities to Barclays Capital Inc. as agent, in which case Barclays Capital Inc. would agree to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We would have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent would also have the right to reject any offer to subscribe for securities. We would pay Barclays Capital Inc. a commission on any securities distributed through it, which commission would equal the applicable discount on a sale of securities with the same stated term to Barclays Capital Inc. as principal, as described above.

Pursuant to the distribution arrangements with Merrill Lynch, Merrill Lynch, as our agent, has agreed to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We would have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent may also reject any offer to subscribe for securities. We would pay Merrill Lynch a commission on any securities distributed through it.

In compliance with FINRA guidelines, the maximum underwriting compensation to be received by all FINRA members participating in the offering may not exceed 8% of the aggregate amount of the securities offered pursuant to the applicable pricing supplement.

We may also issue securities to Merrill Lynch as principal for its own account in a firm commitment underwriting. In that case, Merrill Lynch will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

Barclays Capital Inc. and Merrill Lynch may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

We may appoint distributors under the distribution agreement other than or in addition to Barclays Capital Inc. and Merrill Lynch. Any of these distributors will be acting as our agent and will enter into a distribution agreement in the form referred to above, and the applicable term sheet or pricing supplement will name any of these agents involved in the offering and issue of the securities and any commission that we will pay to them. Agents through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell securities to or through another of our affiliates, as selling agent.

We may also issue securities to the relevant agent as principal for its own account in a firm commitment underwriting. In that case, the agent will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

The agents may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

Other Arrangements. In addition to subscriptions under the distribution agreement referred to above, we may also distribute all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of distribution. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. We will describe any of these arrangements in the applicable pricing supplement.

Settlement. The applicable pricing supplement will specify when the securities will be delivered. Delivery of the securities may be made against payment after the third business day following the date of the applicable pricing supplement, or otherwise as specified by the applicable pricing supplement (for example, if delivery against payment is on the seventh business day, the settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of the applicable pricing supplement will be required, by virtue of the fact that the securities initially will settle, for example, in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and distribution of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of the accompanying pricing supplement relates to the initial offering of the securities described in the pricing supplement. This amount does not include securities sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus supplement, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclay’s Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being subscribed for in its original offering and issue, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, will have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 2720. Consequently, any such offering will be conducted in compliance with the provisions of Rule 2720. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We do not intend to list any particular issue of securities unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the subscription price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, the term “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Non U.S. Selling Restrictions

General. No action has been or will be taken by Barclays Bank PLC, its affiliates, including but not limited to Barclays Capital Inc., any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this prospectus supplement, the prospectus, any product supplement, the index supplement, any pricing supplement or any free writing prospectus (collectively, the “prospectus” for purposes of this section “Non U.S. Selling Restrictions”) in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the prospectus or any other offering material relating to the securities may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Barclays Bank PLC, its affiliates, any underwriter, dealer or agent.

Each underwriter, dealer or agent through which we may offer the securities outside the United States has represented and agreed, or will represent and agree, that it (1) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the prospectus and (2) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries of the securities. Barclays Bank PLC shall not have responsibility for any compliance by the relevant underwriter, dealer or agent with the applicable laws and regulations or obtaining any required consent, approval or permission.

United Kingdom. Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA, would not, if Barclays Bank PLC was not an authorized person, apply to Barclays Bank PLC; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter, dealer or agent in connection with an offering of securities will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2) to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(3) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays Bank PLC for any such offer; or

(4) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities above shall require Barclays Bank PLC or any underwriter, dealer, or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this section “Non U.S. Selling Restrictions”.

Argentina. No offering of the securities has been registered with the Argentine Securities and Exchange Commission (Comisión Nacional de Valores, or the “CNV”). The CNV has neither approved nor disapproved the securities, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of the prospectus. As a result, the securities may not be publicly offered or sold within Argentina. This prospectus supplement does not constitute an offer to sell any of the securities referred to herein to any prospective purchaser of the securities in Argentina, nor does it constitute a solicitation of any prospective purchaser of the securities in Argentina of an offer to buy any of the securities referred to herein, under circumstances in which such offer or solicitation, as applicable, would be unlawful.

Brazil. The securities have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”). The securities may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution of securities in Brazil or an undue solicitation of investors under Brazilian laws and regulations. Any documents or other materials relating to any offering of the securities, as well as the information contained herein, may not be supplied in Brazil as part of any public offering, unauthorized distribution or undue solicitation of investors, and may not be used in connection with any offer for subscription, sale or unauthorized distribution of the securities or undue solicitation of investors in Brazil.

Chile. Neither Barclays Bank PLC nor the securities are registered in the Securities Registry maintained by the Chilean Securities and Insurance Superintendency (Superintendencia de Valores y Seguros de Chile, or the “SVS”) pursuant to the Chilean Securities Market Law 18,045, as amended and restated, and supplemental rules enacted thereunder (“Law 18,045”). Accordingly, the securities may not be offered in Chile except in circumstances that do not constitute a public offer of securities in Chile within the meaning of Article 4 of Law 18,045.

The prospectus is confidential and personal to each offeree and does not constitute an offer to any other person or to the general public in Chile to acquire the securities. Distribution of the prospectus in Chile to any person other than the offeree is unauthorized, and any disclosure of any of the content of the prospectus within Chile without our prior written consent is prohibited.

Each prospective investor in Chile, by accepting the delivery of the prospectus, agrees to the foregoing and will not make photocopies or any other reproduction, either physical or electronic, of the prospectus or any other documents referred to herein.

Colombia. The securities have not been, and will not be, registered in the National Securities and Issuers Registry (Registro Nacional de Valores y Emisores) of Colombia or traded on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the securities may not be publicly offered in Colombia or traded on the Colombian Stock Exchange.

The prospectus is for the sole and exclusive use of the addressee as an offeree in Colombia, and the prospectus shall not be interpreted as being addressed to any third party in Colombia or for the use of any third party in Colombia, including any shareholders, administrators or employees of the addressee.

The recipient of the securities acknowledges that certain Colombian laws and regulations (specifically foreign exchange and tax regulations) are applicable to any transaction or investment made in connection with the securities being offered and represents that it is the sole party liable for full compliance with any such laws and regulations.

Costa Rica. The securities are not intended for the Costa Rican public or the Costa Rican market and are not registered, and will not be registered, with the General Superintendence of Securities (“SUGEVAL”) as part of any public offering of securities in Costa Rica. The prospectus relates to an individual, private offering that is made in Costa Rica in reliance upon an exemption from registration with the SUGEVAL pursuant to articles 7 and 8 of the Regulations on the Public Offering of Securities (Reglamento se Oferta Pública de Valores). The information contained in the prospectus is confidential, and the prospectus is not to be reproduced or distributed to third parties in Costa Rica.

Jamaica. The Financial Services Commission of Jamaica (“FSC”) has not approved any offering of securities nor has it passed judgment on the accuracy or adequacy of the prospectus and is, therefore, not liable for any statements or omissions contained herein.

Holders in Jamaica of any security purchased pursuant to an exemption provided pursuant to the FSC Guidelines for Exempt Distributions (SR-GUID-08/05-0016), 2008 (the “Guidelines”) may not trade in such security, except to another person in Jamaica qualified to purchase the relevant security or pursuant to an exemption provided for in the Guidelines.

Pre-Notification. In accordance with the Guidelines issued by the FSC applicable to the offering of any securities deemed to be an exempt distribution within the jurisdiction of the FSC, the circulation of printed or written material related to any offering of securities (including any circulation of material by electronic means), or the solicitation of any prospective purchaser, is, to the extent practicable, prohibited prior to the registration of such offering with the FSC in Jamaica.

Post-Registration Communication. From the date of delivery of the Notice of Exempt Distribution (Form XD F-1) to the FSC, persons trading in any security purchased pursuant to an exemption provided in the Guidelines may (1) distribute the prospectus describing the securities and such other information as may be required under the Guidelines and (2) solicit expressions of interest from any qualified prospective purchaser, provided that at least three (3) days before the completion of the trade involving the prospective purchaser, a copy of the prospectus describing the securities shall be delivered to such prospective purchaser.

Mexico. The securities have not been, and will not be, registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the “CNBV”), and therefore the securities may not be publicly offered or sold nor be the subject of intermediation in Mexico, publicly or otherwise, except that the securities may be offered in Mexico to institutional and qualified investors pursuant to the private placement exception set forth in Article 8 of the Mexican Securities Market Law.

Panama. The securities have not been, and will not be, registered with the National Securities Commission of Panama (Comisión Nacional de Valores, or the “CNV”) under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempted from the registration requirements of the Panamanian Securities Act. The securities do not benefit from the tax incentives accorded to registered securities by the Panamanian Securities Act and are not subject to regulation or supervision by the CNV.

Paraguay. The securities and the prospectus do not constitute a public offering of securities or other financial products and services in Paraguay. You acknowledge that (1) the securities were issued outside of Paraguay, (2) any legal matter arising from any offering of the securities shall not be submitted to any Paraguayan government authority and (3) the Paraguayan Deposit Insurance legislation does not insure investments in the securities. The Paraguayan Central Bank (Banco Central del Paraguay), the Paraguayan National Stock Exchange Commission (Comisión Nacional de Valores del Paraguay), and the Paraguayan Banking Superintendency (Superintendencia de Bancos del Banco Central del Paraguay) do not regulate any offering of the securities or any obligations that may arise from such offering. You should make your own decision whether any offering meets your investment objectives and risk tolerance level.

Spanish translation of previous paragraph: Ni este prospecto ni los valores constituyen ofrecimiento público de valores u otros productos y servicios financieros en Paraguay. Ud. reconoce y acepta que (1) los valores fueron emitidos fuera del Paraguay; (2) cualquier disputa o conflicto legal que surja en virtud de cualquier oferta de valores no será sometida a autoridad publica Paraguaya alguna; y (3) la Ley de Garantía de Depósitos de su país de residencia no cubre los valores, ni los activos y fondos transferidos a estos efectos. El Banco Central del Paraguay, la Comisión Nacional de Valores del Paraguay y la Superintendencia de Bancos del Banco Central del Paraguay no regulan, ni son responsables de, cualquier oferta de los valores o de cualquier obligación que pueda surgir como resultado de tal oferta. Ud. debe hacer su propia evaluación en cuanto a si cualquier oferta cumple con sus objetivos de inversión y sus niveles de tolerancia de riesgos.

Peru. The securities have not been, and will not be, registered with the National Supervising Commission of Companies (Comisión Nacional Supervisora de Empresas y Valores, or “CONASEV”).

If through any private offering an institutional investor acquires securities that are not registered with CONSAEV, such securities may not be sold or transferred by such institutional investor for a period of 12 months from their acquisition date unless (1) such transfer or sale is made to another institutional investor as defined by the Peruvian Securities Market Law (Ley del Mercado de Valores); (2) such securities have been registered under CONASEV’s Public Registry or (3) such transfer or sale is made pursuant to an applicable exemption from registration under the Peruvian Securities Market Law.

Notice to Private Pension Funds and Insurance Companies in Peru. Private Pension Funds (Administradoras Privadas de Fondos de Pensiones) and Insurance Companies (Compañías de Seguros) in Peru should seek their own legal advice as to the eligibility of the securities and legal, financial and technical advice as to their capacity to acquire the securities in compliance with the limits set forth by applicable Peruvian law. In particular, to acquire the securities, Peruvian Private Pension Funds should seek to register the securities with the Peruvian Bank and Insurance Superintendency (Superintendencia de Banca, Seguros y AFP) and, if applicable, to register the particular placement procedure through which such securities are acquired.

Trinidad & Tobago. The securities have been or will be issued in Trinidad & Tobago on a private placement basis exempt from registration under the Securities Industry Act, 1995 of the laws of Trinidad & Tobago (the “TTSIA”) and may not be offered, resold, distributed or otherwise transferred to a person in Trinidad & Tobago if such offer, resale, distribution or transfer would cause or require the securities to be registered under the TTSIA.

The prospectus is personal to each offeree in Trinidad & Tobago and does not constitute an offer to any other person or to the public generally in Trinidad & Tobago to subscribe for or otherwise acquire securities. Distribution of the prospectus to, or access to the prospectus (through the Internet or through any other electronic or written means) by, any other person in Trinidad & Tobago other than the prospective investor, and any person retained to advise such prospective investor with respect to its purchase, is unauthorized, and any disclosure of its contents in Trinidad & Tobago is prohibited. Each prospective investor in Trinidad & Tobago, by accepting delivery of, or accessing, the prospectus, as applicable, agrees to the foregoing and to not make photocopies, electronic copies or otherwise of the prospectus or any documents referred to in the prospectus.

The Trinidad & Tobago Securities and Exchange Commission (“TTSEC”) has not in any way evaluated the merits of the securities described in the prospectus and any representation to the contrary is an offense.

The securities are subject to restrictions on transferability and resale and may not be transferred or resold in Trinidad & Tobago except as permitted under the TTSIA and other applicable securities laws in Trinidad & Tobago. The securities will be subject to restrictions on resale and transfer as described below under “Trinidad & Tobago Transfer Restrictions”.

Trinidad & Tobago Transfer Restrictions. In this subsection “Trinidad & Tobago Transfer Restrictions”, the terms “offer to the public”, “distribution”, “offer to sell”, “reporting issuer”, “prospectus”, “sale” and “Sophisticated Purchaser” shall bear the same meanings as are assigned to them in the TTSIA.

The securities shall be offered to Sophisticated Purchasers not exceeding thirty-four (34) persons in the aggregate and the distribution shall be previously notified in writing to the TTSEC in accordance with Section 75(2) of the TTSIA and shall be followed by a report to the TTSEC of such distribution within ten (10) days of same.

The distribution of the securities in Trinidad & Tobago shall not be accompanied by an advertisement other than an announcement of its completion as prescribed by the TTSEC and no selling or promotional expenses shall be paid or incurred in connection with the distribution except for professional services or services performed by Barclays Bank PLC.

Pursuant to Section 75(2) of the TTSIA, Barclays Bank PLC is exempt from filing a prospectus with the TTSEC.

Unless a proposed sale or distribution of the securities by a purchaser is exempt from registration under the TTSIA, no purchaser in Trinidad & Tobago may distribute or offer to sell any security without the prior written consent of Barclays Bank PLC or the applicable distributor, agent or underwriter. Neither Barclays Bank PLC nor the applicable distributor, agent or underwriter shall give its consent to a purchaser to distribute or offer to sell a security:

•	if such distribution or offer for sale would cause or require the securities to be registered with the TTSEC as an offer to the public;

•	if such distribution or offer for sale would result in Barclays Bank PLC and/or or the applicable distributor, agent or underwriter having to comply with Sections 69 to 71 of the TTSIA; and

•

unless such consent is made conditional upon the purchaser ensuring that each purchaser of the security enters into a direct covenant with Barclays Bank PLC and/or the applicable distributor, agent or underwriter not to distribute or offer to sell any security without their prior written consent.

No purchaser may distribute or offer to sell any securities if such distribution or offer for sale would result in the purchaser of the securities not being a Sophisticated Purchaser or the number of holders to exceed thirty-four Sophisticated Purchasers in the aggregate.

Each purchaser of the securities offered and sold in Trinidad and Tobago will be deemed to have represented and agreed as follows: the purchaser (1) is a Sophisticated Purchaser, (2) is aware that the sale to it is being made in accordance with Section 75(2) of the TTSIA and (c) is acquiring such securities for its own account or for the account of a Sophisticated Purchaser.

Each purchaser understands and acknowledges that the securities are being offered in a transaction not involving any public offering in Trinidad & Tobago within the meaning of the TTSIA, that the securities have not been, and except as described in the prospectus, will not be, registered under the TTSIA and may not be offered, sold or otherwise transferred in Trinidad & Tobago unless exempt from registration under the TTSIA. By acquiring the securities, each purchaser agrees that (1) if in the future such purchaser decides to offer, resell, pledge or otherwise transfer any of the securities, such securities may only be offered, sold, pledged or otherwise transferred pursuant to an exemption from registration and from the filing of a prospectus under the TTSIA, and (2) such purchaser will, and will require each subsequent holder to, notify any person to whom such purchaser or subsequent holder, as applicable, resells the securities, of the resale restrictions referred to in (1) above.

Uruguay. “The sale of the securities qualifies as a private placement pursuant to Section 2 of Uruguayan law 18.627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

Venezuela. The securities have only been registered with the SEC in accordance with the Securities Act and no public offering may be conducted in Venezuela without prior registration or authorization in accordance with applicable laws and regulations in Venezuela.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the issue and subscription of the securities for the purposes we describe below. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

On or prior to the issue and subscription of the securities, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the securities:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

•	acquire or dispose of long or short positions in components of the reference assets,

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the securities from time to time. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes the discussion set forth in “Tax Considerations—U.S. Taxation” in the accompanying prospectus. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes. The U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of warrants will be described in the applicable pricing supplement.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is:

•	an individual who is a citizen or a resident of the United States, for federal income tax purposes;

•

a corporation (or other entity that is treated as a corporation for federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is:

•	a nonresident alien individual for federal income tax purposes;

•	a foreign corporation for federal income tax purposes; or

•	an estate or trust whose income is not subject to federal income tax on a net income basis.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for those purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986 (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any of those changes may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle”, “hedge”, “synthetic security”, or “conversion transaction” for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; U.S. holders whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement and except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” we intend to treat the notes as indebtedness for federal income tax purposes, and the balance of this summary, except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” assumes that the notes are treated as indebtedness for federal income tax purposes. However, the treatment of a note as indebtedness for federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in notes may be different than that described below.

Payments of Interest

Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Amounts included in income with respect to your Note will be interest income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

The following is a summary of the principal federal income tax consequences of the ownership of notes having original issue discount.

A note will have original issue discount for federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.

The issue price of a note, assuming that a “substantial amount” of the instruments in the “issue” of notes is issued for money, is generally the first price at which a substantial amount of the “issue” of notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “—Pre-Issuance Accrued Interest”). You may obtain the issue price of each note by contacting Structuring, Investor Solutions Americas at (212) 412-1101.

The “stated redemption price at maturity” of a note generally is the total amount of all payments provided by the note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder’s normal method of tax accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the note as original issue discount. See “—Election to Treat All

Interest and Discount as Original Issue Discount (Constant Yield Method)” below. A note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

U.S. holders of notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holder’s method of accounting), which may be in advance of receipt of the cash attributable to that income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. holder of a note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the note for each day on which the U.S. holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the note at the commencement of the accrual period and its “yield to maturity” over

•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

If (1) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (2) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (3) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options

For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have those options. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments

Some notes that are treated as “variable rate debt instruments” are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

If a variable rate debt instrument bears interest that is unconditionally payable or compounds at least annually at a single qualified floating rate or objective rate (including a qualified inverse floating rate), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a note is subject to these rules.

If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (1) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (2) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at those substitute fixed rates and (3) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if that qualifying variable rate includes a fixed rate (other than certain initial fixed rates), the note is treated for purposes of applying clause (1) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a note is subject to these rules.

Short-Term Obligations

Certain notes that are treated as “short-term obligations” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as short-term obligations. A note that is a short-term obligation will be acquired with “acquisition discount” equal to all payments under the note over the U.S. holder’s basis in the note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a note that is a short-term obligation. Original issue discount or acquisition discount on notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. holder of a short-term obligation is not required to accrue original issue discount or acquisition discount with respect to a note that is a short-term obligation, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue original issue discount on a note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the Internal Revenue Service (the “IRS”) consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

In general, the treatment of accrual method U.S. holders and cash method U.S. holders that elect to accrue discount currently on short-term obligations that provide for contingent interest is uncertain. Under one approach, the U.S. holder would wait until the maturity of a note to accrue the discount, even if the term of the note spans a taxable year. Under another approach, a U.S. holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” as described below under “—Contingent Payment Debt Instruments” and would accrue acquisition discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the notes). Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. Under this approach, if the actual contingent payment received is less than the accrued discount based on the comparable yield, then the U.S. holder would first reduce the acquisition discount accrued for the year in which the contingent payment is paid, and any remainder of the difference between the accrued discount and the actual contingent payment would be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Other approaches may be possible. Prospective investors that are accrual method U.S. holders or cash method U.S. holders that elect to accrue the discount currently should consult with their tax advisors regarding the appropriate method of accruing the discount on short-term obligations that provide for contingent interest. Although not entirely clear, it is possible that cash method U.S. holders that do not elect to accrue the discount currently should include contingent payments on short-term obligations in income upon receipt. Such cash method U.S. holders should consult their tax advisors regarding this possibility.

Market Discount and Premium

If a U.S. holder purchases a note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a note having original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

A U.S. holder that purchases a note having original issue discount, other than a contingent payment debt instrument or a short-term obligation, for an amount exceeding its “adjusted issue price” (which is described above under “—Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to that note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note’s acquisition and ending on the maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

A U.S. holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

If the bond premium is amortized, the amount of interest that must be included in the U.S. holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of the bond premium allocable to that period based on the note’s yield to maturity (or, in some circumstances, until an earlier call date) determined by using the U.S. holder’s basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in that period. If an election to amortize the bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the note.

An election to amortize the bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. holder’s gross income, held at the beginning of the U.S. holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)

A U.S. holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under “—Original Issue Discount”. The election is made for the taxable year in which the U.S. holder acquired the note, and it may not be revoked without the consent of the IRS. If that election is made with respect to a note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired on or after the first day of the first taxable year to which the election applies. If made with respect to a note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes

Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (1) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (2) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the U.S. dollar cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations otherwise provide) will generally constitute capital gain or loss. Capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Contingent Payment Debt Instruments

Certain notes that are treated as “contingent payment debt instruments” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method”. Unless otherwise indicated in the applicable pricing supplement, we intend to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. holders of the notes accrue original issue discount equal to the product of (1) the “comparable yield” (adjusted for the length of the accrual period) and (2) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. Prospective purchasers can obtain the projected payment schedule of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its accruals under the noncontingent bond method described above when those amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments”. Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the note.

In general, a U.S. holder’s adjusted basis in a contingent payment debt instrument will equal the amount, in U.S. dollars, paid by that U.S. holder for the notes, increased by the amount of interest previously accrued by such U.S. holder with respect to the contingent payment debt instrument (in accordance with the comparable yield for the contingent payment debt instrument), reduced by the amount of any noncontingent payments and the projected amount of any contingent payments previously made. In addition, a U.S. holder’s basis in a contingent payment debt instrument will be increased or decreased by the amount of any positive or negative adjustments, if any, that such U.S. holder is required to make because the contingent payment debt instrument was purchased for an amount that differed from the adjusted issue price of that contingent payment debt instrument. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a note is subject to limitations.

If a U.S. holder purchases a contingent payment debt instrument for an amount that differs from the adjusted issue price of that contingent payment debt instrument at the time of the purchase, that U.S. holder must determine the extent to which the difference between the price that was paid for the contingent payment debt instrument and the adjusted issue price of the contingent payment debt instrument at the time of purchase is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If a U.S. holder purchases a contingent payment debt instrument for an amount that is less than the adjusted issue price of that contingent payment debt instrument, that U.S. holder must (1) make positive adjustments increasing the amount of interest that would otherwise be accrued and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (2) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment with respect to the contingent payment debt instrument to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If a U.S. holder purchases a contingent payment debt instrument for an amount that is greater than the adjusted issue price of that contingent payment debt instrument, that U.S. holder must (1) make negative adjustments decreasing the amount of interest that would otherwise be accrued and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (2) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment with respect to the contingent payment debt instrument to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that a U.S. holder of a contingent payment debt instrument receive will not reflect the effects of positive or negative adjustments resulting from that holder’s purchase of that contingent payment debt instrument at a price other than the adjusted issue price determined for tax purposes, U.S. holders are urged to consult with their tax advisors as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Amortizing Notes

Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes

Certain notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules. The following discussion summarizes the principal federal income tax consequences of owning a note that is denominated in or indexed to a foreign currency (other than a note subject to special rules such as a note denominated in a currency that is considered “hyperinflationary”) and is not a contingent payment debt instrument or a dual currency note. Special federal income tax considerations applicable to notes subject to special rules, such as notes that are denominated in or indexed to a hyperinflationary currency, notes that are contingent payment debt instruments, and notes that are dual currency notes, will be discussed in the applicable pricing supplement.

In general, a U.S. holder that uses the cash method of accounting and holds a note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of that period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the period within the relevant taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Original issue discount on a note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

The amount of market discount on a note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

Amortizable bond premium on a note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

With respect to the sale, exchange, redemption or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (1) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (2) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a U.S. holder that recognizes a loss with respect to a debt security that is attributable to changes in the spot exchange rate of a foreign currency may be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of debt securities that are denominated in or linked to a currency other than the U.S. dollar.

Certain Other Debt Securities

Some notes may be subject to special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an extendible maturity or an alternative payment schedule or schedules applicable upon the occurrence of a contingency.

Certain Notes Treated as Forward Contracts or Executory Contracts

We may treat some notes as a forward contract or executory contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a forward contract or executory contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a forward contract or executory contract.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as forward contracts or executory contracts with respect to the reference asset. We intend to treat each note described in this section consistently with this approach, and pursuant to the terms of the notes, each holder agrees to that treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as a forward contract or executory contract provides for current interest payments, we intend to treat that interest as ordinary income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s U.S. dollar cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally should recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally should constitute capital gain. Capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year. Any loss from the maturity, redemption, sale, exchange or other disposition of a note treated as a forward contract or executory contract should generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

Although we intend to treat each note described in this section as a forward contract or executory contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. On December 7, 2007, the IRS released a notice that may affect the taxation of holders of notes classified as pre-paid forward or executory contracts. According to the notice, the IRS and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (which are discussed further below) might be applied to such instruments. We intend to treat such notes for U.S. federal income tax purposes in accordance with the treatment described in this section and to the extent inconsistent therewith, the applicable pricing supplement, unless and until such time as the IRS and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

Other alternative treatments are also possible. For example, notes described in this section that have a term of more than one year could be treated as “contingent payment debt instruments” for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “—Contingent Payment Debt Instruments”. Similarly, notes described in this section with a term of one year or less could be treated as short-term contingent debt instruments, and notes described in this section with an expected term of one year or less, but which could have a term of more than one year if a market disruption contingency occurs could potentially be treated as contingent payment debt instruments or short-term contingent debt instruments. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and you should accordingly consult your tax advisor about this and another alternative treatments of the notes. It is also possible that holders of notes described in this section could be treated as owning the reference asset or assets to which such notes are linked.

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section. In addition, other alternative federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes. For example, it is possible that the IRS could assert that any gain or loss that a U.S. holder might recognize upon redemption or maturity of a note that is described in this section should be treated as ordinary gain or loss, or that a U.S. holder should be required to accrue interest over the term of such notes.

It is also possible that the IRS could assert under current law that U.S. holders of certain notes – generally, notes with a reference asset that is or contains a “pass-thru entity”, such as a regulated investment company (e.g., most exchange traded funds), a real estate investment trust or a partnership – should be subject to the “constructive ownership” rules set forth in Section 1260 of the Code. Specifically, Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” in that property, with the result that all or a portion of the long-term capital gain recognized by that taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 of the Code imposes an interest charge on the long-term capital gain that was recharacterized. Unless otherwise provided in the applicable pricing supplement, we intend to treat the notes as not subject to Section 1260 of the Code. This position assumes that the applicable reference asset is not a passive foreign investment company. We do not intend to make an inquiry as to whether any reference asset is or contains a passive foreign investment company, and it is possible that a note for which the reference asset is or contains a passive foreign investment company could be subject to Section 1260 of the Code in its current form. Moreover, Section 1260 of the Code authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the “constructive ownership” regime. If these regulations were promulgated and caused Section 1260 of the Code to apply to the notes, a U.S. holder would be required to treat all or a portion of the long-term capital gain (if any) that it recognizes on sale, exchange, maturity, or other taxable disposition of the notes as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that it would have recognized if it had made a direct investment in shares of the reference asset (or, possibly, of entities underlying a reference asset). It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes in whole or in part to the extent that a holder of shares of the relevant reference asset (or, possibly, of entities underlying a reference asset) would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon a rebalancing of the reference assets (or, possibly, of entities underlying a reference asset) between the issue date for the notes and the date of the disposition of the notes.

Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Certain Notes Treated as Deposits and Put Options

This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes that are described in the applicable pricing supplement as “reverse convertible notes”. See “Certain Features of the Notes—Reverse Convertible Notes” above.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, each note should be treated as a put option written by the holder (the “Put Option”) that permits us to (1) sell the linked shares to the holder at maturity for an amount equal to the Deposit (as described below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit (as described below), or (2) “cash settle” the Put Option (i.e., require the holder to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the linked shares at that time), and a deposit with us of cash in an amount equal to the purchase price of the note (the “Deposit”) to secure the holder’s potential obligation under the Put Option. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to this treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

We intend to treat a portion of any stated interest payments and/or discount on a reverse convertible note as a put premium paid to or by us in respect of the Put Option (the “Put Premium”) and the remainder as interest and/or original issue discount or acquisition discount on the Deposit. The applicable pricing supplement will indicate the portion of the stated interest or discount that is allocable to Put Premium and the portion that is allocable to interest, original issue discount or acquisition discount on the Deposit. By purchasing the notes each holder agrees to this treatment.

Tax Treatment of Put Premium on the Put Option

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the notes), the U.S. holder should recognize the total Put Premium received as short-term capital gain at that time.

If we exercise the Put Option and sell the linked shares to a U.S. holder, the U.S. holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below) in respect of the Put Option. In this event, the U.S. holder should have an adjusted tax basis in all linked shares received (including for this purpose any fractional shares) equal to the principal amount of the note less the total Put Premium received. The U.S. holder’s holding period for any linked shares received should start on the day after the delivery of the linked shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of that cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the linked shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the linked shares (including fractional shares).

U.S. holders and non-U.S. holders should consult the offering documents for the linked shares for the U.S. federal income tax treatment of acquiring, owning and selling the linked shares.

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (1) the amount of cash received on the note less (2) the principal amount of the note, less the total Put Premium received.

Tax Treatment of the Deposit

Unless otherwise indicated in the applicable pricing supplement, if the term of a reverse convertible note is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest income as described above under “—Payments of Interest”. If the term of a reverse convertible note is one year or less, the Deposit should be treated as a short-term obligation, and the portion of the stated interest payments on the note that is treated as interest income should be treated as described above under “—Short-Term Obligations”. The tax treatment of a Deposit issued with OID is described above under “—Original Issue Discount”. The applicable pricing supplement will indicate whether the Deposit is issued with OID.

Sale or Exchange of the Notes

Upon a sale, redemption, or other taxable disposition of a reverse convertible note for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” and accrued acquisition discount that the U.S. holder has not included in income currently, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which generally will equal the initial purchase price of the U.S. holder’s reverse convertible note increased by any accrued original issue discount or acquisition discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. holder is treated as having held the Deposit for more than one year at the time of such disposition. If the Put Option has a positive value on the date of a sale of a reverse convertible note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In that case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. holders is subject to limitations.

Alternative Characterizations and Treatments

Although we intend to treat each reverse convertible note as a Deposit and a Put Option as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the reverse convertible notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the reverse convertible notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes as described above under “—Contingent Payment Debt Instruments”. In addition, other alternative characterizations and treatments of the reverse convertible notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Under these rules, the notes may be treated as “specified foreign financial assets”. Therefore, individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Tax Treatment of Non-U.S. Holders

In general, and subject to the discussion below, payments on the notes to a non-U.S. holder and gain realized on the sale, exchange, redemption or other disposition of the notes by a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (1) such income is effectively connected with a trade or business conducted by such non-U.S. holder in the United States, (2) in the case of gain, such non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or (3) such non-U.S. holder fails to provide the relevant correct, complete and executed IRS Form W-8.

On December 7, 2007, the U.S. Internal Revenue Service released a notice that may affect the taxation of non-U.S. holders of notes that we intend to treat as forward or executory contracts. According to the notice, the U.S. Internal Revenue Service and the Treasury Department are actively considering whether, among other issues, the holder of an instrument such as notes that we intend to treat as forward or executory contracts should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, non-U.S. holders of such notes will ultimately be required to accrue income currently and that non-U.S. holders of such notes could be subject to withholding tax on deemed income accruals and/or other payments made in respect of such notes.

In addition, alternative treatments of notes that we intend to treat as forward or executory contracts are possible under U.S. federal income tax law. Under one such alternative characterization, it is possible that you could be treated as owning the reference asset or reference assets of such notes. If the amount that is payable on a note that we intend to treat as a forward or executory contract is determined by reference to dividends that are paid or declared with respect to a U.S. stock, it is possible that the U.S. Internal Revenue Service could assert that you should be subject to U.S. withholding tax in respect of such dividends. Other alternative treatments with U.S. federal income tax consequences to non-U.S. holders may also be possible, and may be discussed in the relevant pricing supplement. Prospective non-U.S holders of the notes should review the relevant pricing supplement for any notes that they are considering purchasing, and should consult their own tax advisors regarding the possible alternative treatments of the notes.

In the case of notes that are treated as forward or executory contracts that are linked to one or more assets characterized as U.S. real property interests, non-U.S. holders may be subject to special rules governing the ownership and disposition of U.S. real property interests. Unless otherwise specified in the applicable pricing supplement, we do not intend to make any inquiry as to whether a particular reference asset is characterized as a U.S. real property interest or contains one or more assets that is characterized as a U.S. real property interest; therefore, non-U.S. holders are urged to discuss the potential application of such rules with their tax advisors.

Information Reporting and Backup Withholding

Payments of principal, any premium and interest, and the accrual of OID on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of medium-term notes or universal warrants, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, as specified in that pricing supplement. If stated in the pricing supplement applicable to a specific issuance of securities, the validity of the securities under English law may be passed upon by our English solicitors. Our U.S. counsel may rely upon the opinion as to all matters of English law and our English solicitors may rely on the opinion of our U.S. counsel as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the securities may be passed upon for the underwriters by U.S. and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of our English solicitors as to certain matters of English law.

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

All Asset Classes and Structures Under One RoofSM

Prospectus Supplement

Prospectus

Patent Pending

BofA Merrill Lynch

August 31, 2010